EXHIBIT (17)(b)(ii)

IMPORTANT NOTICES REGARDING PRIVACY, DELIVERY OF SHAREHOLDER DOCUMENTS, PORTFOLIO HOLDINGS AND PROXY VOTING

Privacy. The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (Privacy Policy) with respect to nonpublic personal information about its customers:

Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.

None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker/dealers.

Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Privacy Policy periodically for changes by accessing the link on our homepage:  www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Boston Management and Research, and Eaton Vance Distributors, Inc.

In addition, our Privacy Policy applies only to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial adviser/broker-dealer, it is likely that only such adviser’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures.

For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents. The Securities and Exchange Commission (the “SEC”) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders.

Eaton Vance, or your financial adviser, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial adviser, otherwise.

If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial adviser.

Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial adviser.

Portfolio Holdings. Each Eaton Vance Fund and its underlying Portfolio(s) (if applicable) will file a schedule of portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting. From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12 month period ended June 30, without charge, upon request, by calling 1-800-262-1122. This description is also available on the SEC’s website at www.sec.gov.

Eaton Vance Limited Maturity Municipal Income Funds as of March 31, 2010
t a b l e o f c o n t e n t s

Management’s Discussion of Fund Performance	2
Performance Information and Portfolio Composition
AMT-Free	3
National	5	.
Fund Expenses	7	.
Financial Statements	9
Board of Trustees’ Annual Approval
of the Investment Advisory Agreement	43
Management and Organization	49

Eaton Vance Limited Maturity Municipal Income Funds as of March 31, 201

management’s discussion of fund performance

Economic and Market Conditions

During the year ending March 31, 2010, the U .S . economy and the capital markets remained relatively stable, despite continued high unemployment and concerns over the U .S . budget . After contracting slightly in the second quarter of 2009, the U .S . economy grew at annualized rates of 2 .2% and 5 .7% in the third and fourth quarters of 2009, respectively, and an estimated 3 .2% in the first quarter of 2010, according to the U .S . Department of Commerce .

During the 12-month period, the municipal bond market continued to post solid positive performance, driven by demand from investors seeking tax-free income . The Funds’ primary benchmark, the Barclays Capital 7-Year Municipal Bond Index (the Index)—an unmanaged index of intermediate-maturity municipal obligations—gained 6 .49% for the period .1 The appetite for municipal bonds continued to be buoyed by provisions in the American Recovery and Reinvestment Act of 2009 aimed at supporting the municipal market . The new Build America Bond program gave municipal issuers broader access to the taxable debt markets, providing the potential for lower net borrowing costs and reducing the supply of traditional tax-exempt bonds . The federal stimulus program also provided direct cash subsidies to municipalities that were facing record budget deficits . The result of these events was a rally in the latter half of 2009 for the sector as yields fell and prices rose across the yield curve . In the first three months of 2010, the market has been relatively unchanged .

Management Discussion

During the year ending March 31, 2010, the Funds’ Class A shares at net asset value outperformed the Index and their Lipper peer group averages .1 Management’s relative value approach worked well during this period, as bonds that we felt were oversold were acquired during the market’s low points and performed well when the market recovered . In addition, the Funds were diversified across the yield curve, providing exposure to the longer-maturity bonds within the intermediate-maturity spectrum . These longer bonds outperformed as investors found short-term yields unacceptable and moved into the intermediate sector; as a result, the Funds’ exposure to these securities contributed to their outperformance . Finally, management’s investment down the credit spectrum and higher allocations to revenue bonds also contributed positively to the Funds’ relative performance .

As we move ahead, we recognize that many state and local governments face significant budget deficits that are driven primarily by a steep decline in tax revenues . We will continue to monitor any new developments as state and local officials formulate solutions to address these fiscal problems . As in all environments, we maintain our long-term perspective on the markets against the backdrop of relatively short periods of market volatility. We will continue to actively manage the Funds with the same income-focused, relative value approach we have always employed . We believe that this approach, which is based on credit research and decades of experience in the municipal market, will serve municipal investors well over the long term .

Effective December 1, 2009, each Fund changed its name from Eaton Vance [AMT-Free/National] Limited Maturity Municipals Fund to Eaton Vance [AMT-Free/ National] Limited Maturity Municipal Income Fund .

1 It is not possible to invest directly in an Index or a Lipper classification. The Index’s total return does not reflect expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index. The Lipper total returns are the average total returns, at net asset value, of the funds that are in the same Lipper Classification as the Funds.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

The views expressed throughout this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. These views are subject to change at any time based upon market or other conditions, and the investment adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a fund are based on many factors, may not be relied on as an indication of trading intent on behalf of any Eaton Vance fund. Portfolio information provided in the report may not be representative of the Funds’ current or future investments and may change due to active management.

EatonVanceAMT-FreeLimitedMaturityMunicipalIncomeFund as of March 31, 2010
performance information

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class B of the Fund with that of the Barclays Capital 7-Year Municipal Bond Index, an unmanaged market index of intermediate-maturity municipal obligations. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class B and in the Barclays Capital 7-Year Municipal Bond Index. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on distributions or redemptions of Fund shares.

performance[1]	Class A	Class B	Class C
Share Class Symbol	EXFLX	ELFLX	EZFLX
Average Annual Total Returns (at net asset value)
One Year	8.58%	7.90%	7.74%
Five Years	3.22	2.46	2.47
10 Years	4.27	3.51	3.49
Life of Fund†	4.06	3.61	3.08
SEC Average Annual Total Returns (including sales charge or applicable CDSC)
One Year	6.11%	4.90%	6.74%
Five Years	2.75	2.46	2.47
10 Years	4.04	3.51	3.49
Life of Fund†	3.89	3.61	3.08

†Inception dates: Class A: 6/27/96; Class B: 5/29/92; Class C: 12/8/93 total annual
operating expenses[2]	Class A	Class B	Class C

Expense Ratio	0.98%	1.73%	1.74%

distribution rates/Yields	Class A	Class B	Class C

Distribution Rate[3]	3.36%	2.63%	2.63%
Taxable-Equivalent Distribution Rate[3,4]	5.17	4.05	4.05
SEC 30-day Yield[5]	2.67	1.96	1.98
Taxable-Equivalent SEC 30-day Yield[4,5]	4.11	3.02	3.05

Index Performance[6] (Average Annual Total Returns)
Barclays Capital 7-Year Municipal Bond Index
One Year	6.49%
Five Years	5.05
10 Years	5.55

Lipper Averages[7] (Average Annual Total Returns)
Lipper Intermediate Municipal Debt Funds Classification
One Year	8.34%
Five Years	3.78
10 Years	4.51

portfolio manager: craig r. brandon, cfa

Comparison of Change in Value of a $10,000 Investment in Eaton Vance AMT-Free Limited Maturity Municipal Income Fund Class B vs. Barclays Capital 7-Year Municipal Bond Index*

*Source: Lipper, Inc. Class B of the Fund commenced investment operations on 5/29/92.

A $10,000 hypothetical investment at net asset value in Class A and Class C on 3/31/00 would have been valued at $15,201 ($14,863 at the maximum offering price) and $14,098, respectively, on 3/31/10. It is not possible to invest directly in an Index. The Index’s total return does not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. Bond values decline as interest rates rise. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 2.25% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 2.25% sales charge. SEC Average Annual Total Returns for Class B reflect the applicable CDSC based on the following schedule: 3% - 1st year; 2.5% - 2nd year; 2% - 3rd year; 1% - 4th year. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. 2 Source: Prospectus dated 8/1/09. 3 The Fund's distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last distribution per share (annualized) by the net asset value. 4 Taxable-equivalent figures assume a maximum 35.00% federal income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Index’s total return does not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper Intermediate Municipal Debt Funds Classification contained 160, 126 and 75 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

EatonVanceAMT-FreeLimitedMaturityMunicipalIncomeFund as of March 31, 2010

portfolio composition

Rating Distribution[1]
By total investments

1 Ratings are based on Moody’s, S&P or Fitch, as applicable. Credit ratings are based largely on the rating agency’s investment analysis at the time of rating and the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. The rating assigned to a security by a rating agency does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security. If securities are rated differently by the rating agencies, the higher rating is applied.

Fund Statistics

• Number of Issues:	88
• Average Maturity:	13.2 years
• Average Effective Maturity:	8.3 years
• Average Call Protection:	8.0 years
• Average Dollar Price:	$107.66

EatonVanceNationalLimitedMaturityMunicipalIncomeFund as of March 31, 2010
performance information

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class B of the Fund with that of the Barclays Capital 7-Year Municipal Bond Index, an unmanaged market index of intermediate-maturity municipal obligations. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class B and in the Barclays Capital 7-Year Municipal Bond Index. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on Fund distributions or redemptions of Fund shares.

performance[1]	Class A	Class B	Class C	Class I
Share Class Symbol	EXNAX	ELNAX	EZNAX	EINAX
Average Annual Total Returns (at net asset value)
One Year	13.22%	12.50%	12.39%	N.A.
Five Years	3.65	2.87	2.86	N.A.
10 Years	4.64	3.85	3.85	N.A.
Life of Fund†	4.56	4.02	3.43	0.17%††
SEC Average Annual Total Returns (including sales charge or applicable CDSC)
One Year	10.70%	9.50%	11.39%	N.A.
Five Years	3.17	2.87	2.86	N.A.
10 Years	4.40	3.85	3.85	N.A.
Life of Fund†	4.39	4.02	3.43	0.17%††

  Inception dates: Class A: 6/27/96; Class B: 5/22/92; Class C: 12/8/93; Class I: 10/1/09

  Performance is cumulative since inception of share class.

total annual
operating expenses[2]	Class A	Class B	Class C	Class I

Expense Ratio	0.74%	1.49%	1.49%	0.59%

distribution rates/Yields	Class A	Class B	Class C	Class I

Distribution Rate[3]	3.95%	3.18%	3.18%	4.10%
Taxable-Equivalent Distribution Rate[3,4]	6.08	4.89	4.89	6.31
SEC 30-day Yield[5]	3.06	2.37	2.38	3.29
Taxable-Equivalent SEC 30-day Yield[4,5]	4.71	3.65	3.66	5.06

Index Performance[6] (Average Annual Total Returns)
Barclays Capital 7-Year Municipal Bond Index
One Year		6.49%
Five Years		5.05
10 Years		5.55

Lipper Averages[7] (Average Annual Total Returns)
Lipper Intermediate Municipal Debt Funds Classification
One Year		8.34%
Five Years		3.78
10 Years		4.51

portfolio manager: William H. ahern, Jr., cfa

Comparison of Change in Value of a $10,000 Investment in Eaton Vance National Limited Maturity Municipal Income Fund Class B vs. Barclays Capital 7-Year Municipal Bond Index*

*Source: Lipper, Inc. Class B of the Fund commenced investment operations on 5/22/92.

A $10,000 hypothetical investment at net asset value in Class A and Class C on 3/31/00 and Class I on 10/1/09 (commencement of operations) would have been valued at $15,743 ($15,382 at the maximum offering price), $14,594, and $10,017, respectively, on 3/31/10. It is not possible to invest directly in an Index. The Index’s total return does not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. Fund performance during certain periods reflects the strong bond market performance and/or the strong performance of bonds held during those periods. This performance is not typical and may not be repeated. Bond values decline as interest rates rise. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 2.25% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 2.25% sales charge. SEC Average Annual Total Returns for Class B reflect the applicable CDSC based on the following schedule: 3% - 1st year; 2.5% - 2nd year; 2% - 3rd year; 1% - 4th year. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. Class I shares are offered at net asset value. 2 Source: Prospectus dated 8/1/09, as supplemented. Includes interest expense of 0.02% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with residual interest bond transactions by the Fund. The Fund also records offsetting interest income in an amount equal to this expense relating to the municipal obligations underlying such transactions, and as a result net asset value and performance have not been affected by this expense. 3 The Fund's distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last distribution per share (annualized) by the net asset value. 4 Taxable-equivalent figures assume a maximum 35.00% federal income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Index’s total return does not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper Intermediate Municipal Debt Funds Classification contained 160, 126 and 75 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

EatonVanceNationalLimitedMaturityMunicipalIncomeFund as of March 31, 2010

portfolio composition

Rating Distribution*[1]
By total investments

*The rating distribution presented above includes the ratings of securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund's financial statements. Absent such securities, the Fund's rating distribution as of 3/31/10 is as follows:

AAA	19.1%	B	0.9%
AA	23.7%	CCC	0.2%
A	32.0%	Not Rated	7.0%
BBB	17.1%

Fund Statistics[2]

• Number of Issues:	248
• Average Maturity:	11.4 years
• Average Effective Maturity:	8.2 years
• Average Call Protection:	7.0 years
• Average Dollar Price:	$103.55
• RIB Leverage[3] :	0.8%

1 Ratings are based on Moody’s, S&P or Fitch, as applicable. Credit ratings are based largely on the rating agency’s investment analysis at the time of rating and the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. The rating assigned to a security by a rating agency does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security. If securities are rated differently by the rating agencies, the higher rating is applied.

2 Fund holdings information excludes securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund’s financial statements.

3The Fund employs residual interest bond (RIB) financing. The leverage created by RIB investments provides an opportunity for increased income but, at the same time, creates special risks (including the likelihood of greater volatility of net asset value).

See Note 1I to the financial statements for more information on RIB investments. RIB leverage represents the amount of RIB Floating Rate Notes outstanding at 3/31/10 as a percentage of the Fund’s net assets plus Floating Rate Notes.

Eaton Vance Limited Maturity Municipal Income Funds as of March 31, 2010

FUN D EXP ENSES

Example: As a shareholder of a Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (October 1, 2009 – March 31, 2010).

Actual Expenses: The first section of each table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes: The second section of each table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual return of the Fund. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in each table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of each table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

	Eaton Vance AMT-Free Limited Maturity Municipal Income Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(10/1/09)	(3/31/10)	(10/1/09 – 3/31/10)

Actual
Class A	$1,000.00	$989.80	$4.17
Class B	$1,000.00	$987.30	$7.83
Class C	$1,000.00	$986.80	$7.88

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,020.70	$4.23
Class B	$1,000.00	$1,017.10	$7.95
Class C	$1,000.00	$1,017.00	$8.00

*

Expenses are equal to the Fund’s annualized expense ratio of 0.84% for Class A shares, 1.58% for Class B shares and 1.59% for Class C shares, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on September 30, 2009.

Eaton Vance Limited Maturity Municipal Income Funds as of March 31, 2010
FUN D EXP ENSES CO N T ’ D

	Eaton Vance National Limited Maturity Municipal Income Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(10/1/09)	(3/31/10)	(10/1/09 – 3/31/10)

Actual
Class A	$1,000.00	$1,002.60	$3.59
Class B	$1,000.00	$998.90	$7.33
Class C	$1,000.00	$998.90	$7.33
Class I	$1,000.00	$1,001.70	$2.94

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,021.30	$3.63
Class B	$1,000.00	$1,017.60	$7.39
Class C	$1,000.00	$1,017.60	$7.39
Class I	$1,000.00	$1,022.00	$2.97

*

Class I commenced operations on October 1, 2009. Expenses are equal to the Fund’s annualized expense ratio of 0.72% for Class A shares, 1.47% for Class B shares, 1.47% for Class C shares and 0.59% for Class I shares, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on September 30, 2009.

Eaton Vance AMT-Free Limited Maturity Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS

Tax - Exe mpt Inve stme nts — 95 . 6%

Principal Amount
(000’s omitted)	Security	Value

Bond Bank — 1.5%
$1,000	Idaho Board Bank Authority, 5.00%, 9/15/22	$ 1,110,580
		$ 1,110,580

Education — 15.2%
$1,000	Connecticut Health and Educational Facilities Authority,
	(Yale University), 5.00%, 7/1/42	$ 1,046,590
500	Delaware County, PA, (Villanova University),
	5.00%, 12/1/20	547,415
280	Indiana University, IN, 5.00%, 8/1/20	308,988
1,500	Massachusetts Health and Educational Facilities
	Authority, (Harvard University), 5.50%, 11/15/36	1,669,005
1,500	Massachusetts Health and Educational Facilities
	Authority, (Massachusetts Institute of Technology),
	5.00%, 7/1/38	1,581,435
500	Massachusetts Health and Educational Facilities
	Authority, (Massachusetts Institute of Technology),
	5.50%, 7/1/22	612,630
1,000	Missouri Health and Educational Facilities Authority,
	(Washington University), 5.25%, 3/15/18	1,168,270
1,000	New York Dormitory Authority, (State University
	Educational Facilities), 5.25% to 5/15/12
	(Put Date), 11/15/23	1,078,590
150	Purdue University, IN, 5.00%, 7/1/21	167,424
450	Purdue University, IN, 5.00%, 7/1/22	506,660
1,000	University of Houston, TX, 5.00%, 2/15/21	1,102,770
1,000	University of Pittsburgh, PA, 5.25%, 9/15/23	1,137,330
		$10,927,107

Electric Utilities — 9.9%
$ 670	California Department of Water Resource Power
	Supply, 5.00%, 5/1/22	$ 726,454
1,000	Connecticut State Development Authority,
	(United Illuminating Co.), 5.75% to 2/1/12 (Put
	Date), 6/1/26	1,049,730
1,000	Energy Northwest Electric Revenue, WA,
	(Columbia Station), 5.00%, 7/1/24(1)	1,073,340
500	Maricopa County, AZ, Pollution Control Corp, (Arizona
Public Service Co.), 6.00% to 5/1/14 (Put Date),
	5/1/29	525,275
800	Massachusetts Development Finance Agency,
(Dominion Energy Brayton), 5.75% to 5/1/19 (Put
	Date), 12/1/42	852,352
1,000	Municipal Electric Authority of Georgia,
	5.25%, 1/1/21	1,114,770
500	Puerto Rico Electric Power Authority, 5.00%, 7/1/23	509,705

Principal Amount
(000’s omitted)	Security	Value

Electric Utilities (continued)
$1,000	Seattle, WA, Municipal Light and Power Revenue,
	5.25%, 4/1/20	$ 1,126,710
135	Titus County, TX, Fresh Water Supply District,
	4.50%, 7/1/11	139,278
		$ 7,117,614

General Obligations — 7.3%
$ 150	Henrico County, VA, (Public Improvements),
	5.00%, 12/1/20	$ 171,485
2,000	Salem-Keizer, OR, School District No. 24J,
	0.00%, 6/15/17	1,550,980
1,100	Three Village, NY, Central School District,
	4.00%, 5/1/21	1,139,248
1,500	Virginia, 5.00%, 6/1/28	1,653,420
645	Will, Grundy, Etc. Counties, IL, Community College
	District No. 525, 5.50%, 6/1/18	747,026
		$ 5,262,159

Hospital — 8.8%
$1,000	California Health Facilities Financing Authority,
	(Catholic Healthcare), 5.125%, 7/1/22	$ 1,032,740
1,000	California Statewide Communities Development
	Authority, (Kaiser Permanente), 5.00%, 4/1/19	1,063,300
1,000	Fairfax County, VA, Industrial Development Authority,
	(Inova Health System Hospitals), 5.00%, 5/15/25	1,048,470
1,000	Highlands County, FL, Health Facilities Authority,
	(Adventist Health), 5.00%, 11/15/20	1,026,040
275	Kent, MI, Hospital Finance Authority, (Spectrum
	Health), 5.50% to 1/15/15 (Put Date), 1/15/47	306,325
1,365	Massachusetts Health and Educational Facilities
	Authority, (Baystate Medical Center), 5.00% to
	7/1/15 (Put Date), 7/1/39	1,475,947
200	Washington, CA, Township Health Care District,
	5.125%, 7/1/17	208,526
175	Washington, CA, Township Health Care District,
	5.25%, 7/1/18	182,114
		$ 6,343,462

Insured-Education — 3.1%
$1,000	New York Dormitory Authority, (New York University),
	(AMBAC), 5.50%, 7/1/22	$ 1,165,740
1,000	Texas University Systems Financing Revenue, (AGM),
	5.00%, 3/15/21	1,070,220
		$ 2,235,960

S e e notes to financ ial statem e nts
9

Eaton Vance AMT-Free Limited Maturity Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Insured-Electric Utilities — 2.8%
$1,000	Northern Municipal Power Agency, MN, (AGC),
	5.00%, 1/1/21	$ 1,070,830
850	South Carolina Public Service Authority, (AGM),
	5.00%, 1/1/20	926,288
		$ 1,997,118

Insured-General Obligations — 4.0%
$1,000	Massachusetts, (AMBAC), 5.50%, 12/1/23	$ 1,185,870
500	New York, NY, (AGM), 5.00%, 4/1/22	533,250
1,000	Philadelphia, PA, (AGC), 5.50%, 7/15/16	1,128,150
		$ 2,847,270

Insured-Other Revenue — 0.7%
$ 500	Saint Johns County, FL, Industrial Development
Authority, (Professional Golf Hall of Fame), (NPFG),
	5.00%, 9/1/20	$ 503,370
		$ 503,370

Insured-Special Tax Revenue — 4.7%
$1,000	Jefferson, LA, Sales Tax, (AGC), 5.00%, 12/1/21	$ 1,073,000
700	Mesa, AZ, Street and Highway Revenue, (AGM),
	5.00%, 7/1/20	765,744
1,000	Puerto Rico Infrastructure Financing Authority,
	(AMBAC), 5.50%, 7/1/23	1,013,070
500	Tamarac, FL, Sales Tax, (FGIC), (NPFG),
	5.00%, 4/1/18	530,815
		$ 3,382,629

Insured-Transportation — 2.2%
$1,000	Idaho Housing and Finance Association, (Grant and
	Revenue Anticipation Bonds Federal Highway Trust
	Fund), (AGC), 5.25%, 7/15/21	$ 1,110,020
420	New Orleans, LA, Aviation Board Revenue, (AGC),
	6.00%, 1/1/23	474,193
		$ 1,584,213

Insured-Water and Sewer — 5.0%
$1,000	Bossier City, LA, Utilities Revenue, (BHAC),
	5.00%, 10/1/21	$ 1,093,840
1,000	Portland, OR, Sewer System Revenue, (AGM),
	5.00%, 6/15/23	1,096,860
1,000	Sunrise, FL, Utilities Systems, (AMBAC),
	5.50%, 10/1/18	1,098,270

Principal Amount
(000’s omitted)	Security	Value

Insured-Water and Sewer (continued)
$ 250	Tallahassee, FL, Consolidated Utility System, (FGIC),
	(NPFG), 5.50%, 10/1/19	$ 286,200
$ 3,575,170

Nursing Home — 0.2%
$ 125	Orange County, FL, Health Facilities Authority,
(Westminster Community Care Services),
	6.50%, 4/1/12	$ 125,760
$ 125,760

Other Revenue — 4.3%
$ 900	Buckeye, OH, Tobacco Settlement Financing Authority,
	5.125%, 6/1/24	$ 833,580
500	Florida Board of Education, 5.00%, 7/1/19	555,880
1,000	New York, NY, Transitional Finance Authority,
	5.25%, 1/15/27	1,069,610
530	Virginia Public Building Authority, Public Facilities
	Revenue, 5.25%, 8/1/20	603,580
$ 3,062,650

Pooled Loans — 2.3%
$1,500	New Jersey Higher Education Assistance Authority,
	5.00%, 6/1/16	$ 1,619,610
$ 1,619,610

Senior Living / Life Care — 0.8%
$ 275	Massachusetts Development Finance Agency,
	(Carleton-Willard Village), 5.25%, 12/1/25	$ 270,713
590	North Miami, FL, Health Care Facilities Authority,
	(Imperial Club), 6.125%, 1/1/42(2)	327,332
$ 598,045

Special Tax Revenue — 5.3%
$1,000	Alabama Public School & College Authority,
	5.00%, 5/1/19	$ 1,114,180
385	Arbor Greene, FL, Community Development District,
	5.00%, 5/1/19	387,218
500	California State Economic Recovery, 5.00%, 7/1/18	552,560
310	Concorde Estates, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/11(3)	114,514
75	Covington Park, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/21	74,933
135	Dupree Lakes, FL, Community Development District,
	5.00%, 11/1/10	117,902
230	Dupree Lakes, FL, Community Development District,
	5.00%, 5/1/12	169,073

S e e notes to financ ial statem e nts
10

Eaton Vance AMT-Free Limited Maturity Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Special Tax Revenue (continued)
$ 85	Fish Hawk, FL, Community Development District II,
	7.04%, 11/1/14	$ 80,946
60	Longleaf, FL, Community Development District,
	6.20%, 5/1/09(4)	29,868
500	Mahoning County, OH, (Sales Tax), 5.60%, 12/1/11	523,190
170	New River, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/13	67,932
255	North Springs, FL, Improvement District, (Heron Bay),
	7.00%, 5/1/19	255,122
140	North Springs, FL, Improvement District, (Heron Bay
	North Assessment Area), 5.00%, 5/1/14	119,365
100	Poinciana West, FL, West Community Development
	District, 5.875%, 5/1/22	90,053
20	Sterling Hill, FL, Community Development District,
	(Capital Improvements), 5.10%, 5/1/11(3)	5,994
110	Sterling Hill, FL, Community Development District,
	(Capital Improvements), 5.50%, 11/1/10	95,678
		$ 3,798,528

Student Loan — 1.4%
$1,000	Iowa Student Loan Liquidity Corp., 5.25%, 12/1/22	$ 1,015,150
		$ 1,015,150

Transportation — 11.1%
$1,000	Charlotte, NC, Airport Revenue, 5.00%, 7/1/21	$ 1,065,160
1,000	Maryland State Transportation Authority,
	5.00%, 7/1/20	1,129,840
1,250	North Texas Tollway Authority, (Dallas North Tollway
	System Revenue), 6.00%, 1/1/23	1,368,187
1,000	Ohio Major New Street Infrastructure Project Revenue,
	5.75%, 6/15/19	1,164,880
1,000	Phoenix, AZ, Civic Improvements Corp.,
	5.00%, 7/1/21	1,063,840
1,000	Port Authority of New York and New Jersey,
	5.00%, 7/15/23	1,092,690
1,000	Texas State Transportation Commission First Tier,
	5.00%, 4/1/21	1,107,410
		$ 7,992,007

Water and Sewer — 5.0%
$ 750	Austin, TX, Water and Wastewater System Revenue,
	5.00%, 11/15/21	$ 833,048
1,000	Fairfax County, VA, Water Revenue, 5.25%, 4/1/23	1,191,690
750	Massachusetts Water Pollution Abatement Trusts,
	5.00%, 8/1/21	848,962

Principal Amount
(000’s omitted)	Security	Value
Water and Sewer (continued)
$ 670	New York, NY, Municipal Water Finance Authority,
	5.00%, 6/15/21	$ 736,142
$ 3,609,842

Total Tax-Exempt Investments — 95.6%
(identified cost $65,757,577)		$68,708,244

Short-Term Investments — 2.9%
Principal Amount
(000’s omitted)	Description	Value
$2,113	State Street Bank and Trust Euro Time Deposit,
	0.01%, 4/1/10	$ 2,113,498

Total Short-Term Investments — 2.9%
(identified cost $2,113,498)		$ 2,113,498

Total Investments — 98.5%
(identified cost $67,871,075)		$70,821,742

Other Assets, Less Liabilities — 1.5%		$ 1,087,520

Net Assets — 100.0%		$71,909,262

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC - Assured Guaranty Corp.

AGM - Assured Guaranty Municipal Corp. AMBAC - AMBAC Financial Group, Inc. BHAC - Berkshire Hathaway Assurance Corp. FGIC - Financial Guaranty Insurance Company NPFG - National Public Finance Guaranty Corp.

At March 31, 2010, the concentration of the Fund’s investments in the various states, determined as a percentage of net assets, is as follows:

Massachusetts	11.8%
Others, representing less than 10% individually	86.7%

The Fund invests primarily in debt securities issued by municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at March 31, 2010, 22.8% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 1.1% to 6.9% of total investments.

S e e notes to financ ial statem e nts
11

Eaton Vance AMT-Free Limited Maturity Municipal Income Fund as of March 31, 2010
PORTFOLIO OF INVESTMENTS CO N T ’ D

(1)	Security (or a portion thereof) has been pledged to cover margin requirements on open financial futures contracts.
(2)	Security is in default and making only partial interest payments.
(3)	Defaulted bond.
(4)	Defaulted matured bond.

S e e notes to financ ial statem e nts
12

Eaton Vance National Limited Maturity Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS

Tax - Exe mpt Inve stme nts —	100. 1%

Principal Amount
(000’s omitted)	Security	Value

Cogeneration — 0.4%
$ 815	Carbon County, PA, Industrial Development Authority,
	(Panther Creek Partners), (AMT), 6.65%, 5/1/10	$ 814,699
575	Pennsylvania Economic Development Financing
	Authority, (Resource Recovery-Colver), (AMT),
	5.125%, 12/1/15	538,792
1,105	Western Generation Agency, OR, (Wauna
	Cogeneration), (AMT), 5.00%, 1/1/12	1,110,558
		$ 2,464,049

Education — 1.7%
$ 2,000	Illinois Educational Facility Authority, (Art Institute of
	Chicago), 4.45% to 3/1/15 (Put Date), 3/1/34	$ 2,124,180
420	Maryland Industrial Development Financing Authority,
	(Our Lady of Good Counsel High School),
	5.50%, 5/1/20	405,182
250	Maryland State Health and Higher Educational
	Facilities Authority, (Washington Christian Academy),
	5.25%, 7/1/18	107,498
1,580	Missouri State Health and Educational Facilities
	Authority, (St. Louis University), 5.50%, 10/1/16	1,841,095
2,500	New Jersey Educational Facilities Authority,
	(University of Medicine and Dentistry of
	New Jersey), 7.125%, 12/1/23	2,837,575
500	Ohio Higher Educational Facilities Commission,
	(John Carroll University), 5.00%, 11/15/13	550,125
250	Ohio State University General Receipts,
	5.00%, 12/1/23	275,788
500	Ohio State University General Receipts,
	5.25%, 12/1/17	554,765
1,700	University of Illinois, 0.00%, 4/1/15	1,472,863
1,000	University of Illinois, 0.00%, 4/1/16	820,390
		$ 10,989,461

Electric Utilities — 9.7%
$ 6,705	California Department of Water Resource Power
	Supply, 5.00%, 5/1/22	$ 7,269,963
2,000	Chesterfield County, VA, Economic Development
	Authority, (Virginia Electric and Power Co.),
	5.00%, 5/1/23	2,130,600
2,000	Connecticut State Development Authority, Pollution
	Control Revenue, (Connecticut Light and Power Co.),
	(AMT), 5.25% to 4/1/10 (Put Date), 5/1/31	2,000,000
3,200	Massachusetts Development Finance Agency,
	(Dominion Energy Brayton), 5.75% to 5/1/19
	(Put Date), 12/1/42	3,409,408
3,000	Michigan Strategic Fund Limited Obligation Revenue,
	(Detroit Edison Co.), 5.625%, 7/1/20	3,188,280

Principal Amount
(000’s omitted)	Security	Value

Electric Utilities (continued)
$ 2,000	Municipal Electric Authority of Georgia,
	5.25%, 1/1/21	$ 2,229,540
3,500	Navajo County, AZ, Pollution Control Corp.,
	5.50% to 6/1/14 (Put Date), 6/1/34	3,675,735
3,500	Navajo County, AZ, Pollution Control Corp.,
	5.75% to 6/1/16 (Put Date), 6/1/34	3,648,470
2,500	New Hampshire Business Finance Authority Pollution
	Control, (Central Maine Power Co.),
	5.375%, 5/1/14	2,722,500
3,000	New Hampshire Business Finance Authority Pollution
	Control, (United Illuminating Co.), (AMT),
	7.125% to 2/1/12 (Put Date), 7/1/27	3,181,770
3,050	New York Energy Research and Development
	Authority Facility, (AMT), 4.70% to 10/1/12
	(Put Date), 6/1/36	3,053,172
400	Ohio Air Quality Development Authority,
	(First Energy), 5.625%, 6/1/18	421,332
5,000	Pennsylvania Economic Development Financing
	Authority, Pollution Control, (PPL Electric Utility
	Corp.), 4.85% to 10/1/10 (Put Date), 10/1/23	5,053,400
6,500	Rapides Finance Authority, LA, (Cleco Power LLC),
	(AMT), 5.25% to 3/1/13 (Put Date), 11/1/37	6,873,620
3,000	Rapides Finance Authority, LA, (Cleco Power LLC),
	(AMT), 6.00% to 10/1/11 (Put Date), 10/1/38	3,144,120
1,250	Sam Rayburn, TX, Municipal Power Agency, Power
	Supply System, 6.00%, 10/1/16	1,314,388
1,365	Titus County, TX, Fresh Water Supply District,
	4.50%, 7/1/11	1,408,257
6,500	Vernon, CA, Electric System Revenue,
	5.125%, 8/1/21	6,747,650
2,500	Wake County, NC, Industrial Facilities and Pollution
	Control Financing Authority, (Carolina Power and
	Light Co.), 5.375%, 2/1/17	2,651,025

		$ 64,123,230

Escrowed / Prerefunded — 2.6%

$ 45	Highlands County, FL, Health Facilities Authority,
	(Adventist Bolingbrook), Escrowed to Maturity,
	5.00%, 11/15/16	$ 52,138
65	Highlands County, FL, Health Facilities Authority,
(Adventist Bolingbrook), Prerefunded to 11/15/16,
	5.125%, 11/15/20	75,805
85	Highlands County, FL, Health Facilities Authority,
(Adventist Bolingbrook), Prerefunded to 11/15/16,
	5.125%, 11/15/22	99,130
3,000	Massachusetts Turnpike Authority, Escrowed to
	Maturity, 5.00%, 1/1/20	3,477,690
2,000	Michigan Hospital Finance Authority, (Henry Ford
	Health System), Prerefunded to 3/1/13,
	5.50%, 3/1/14	2,234,080

S e e notes to financ ial statem e nts
13

Eaton Vance National Limited Maturity Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Escrowed / Prerefunded (continued)
$ 1,235	New Jersey Educational Facilities Authority, (Steven’s
	Institute of Technology), Escrowed to Maturity,
	5.00%, 7/1/12	$ 1,345,915
250	New York, NY, Prerefunded to 12/1/11,
	5.625%, 12/1/13	270,560
1,195	North Carolina Eastern Municipal Power Agency,
	Escrowed to Maturity, 4.00%, 1/1/18	1,298,057
2,000	Orange County, FL, Health Facilities Authority,
	(Adventist Health System), Prerefunded to
	11/15/12, 5.25%, 11/15/18	2,205,880
165	Richland County, OH, Hospital Facilities, (Medcentral
	Health Systems), Prerefunded to 11/15/10,
	6.375%, 11/15/22	172,717
5,000	Triborough Bridge and Tunnel Authority, NY, Escrowed
	to Maturity, 5.50%, 1/1/17	5,760,400
		$ 16,992,372

General Obligations — 6.8%
$ 1,000	Chemeketa, OR, Community College District,
	5.50%, 6/15/22	$ 1,142,750
395	Franklin County, OH, 5.00%, 12/1/12	437,143
500	Hamilton, OH, School District, 6.15%, 12/1/15	598,740
10,000	Maryland State and Local Facilities, 5.00%, 8/1/18	11,431,200
2,985	Michigan, 6.00%, 11/1/22	3,375,587
7,000	Michigan Municipal Bond Authority,
	9.50%, 8/20/10	6,990,970
785	New York, NY, 5.625%, 12/1/13	846,662
15,320	Salem-Keizer, OR, School District No. 24,
	0.00%, 6/15/23	8,436,724
10,000	Wake County, NC, 5.00%, 2/1/16	11,509,900
		$ 44,769,676

Health Care-Miscellaneous — 0.0%
$ 202	Tax Revenue Exempt Securities Trust, Community
Health Provider, (Pooled Loan Program Various States
	Trust Certificates), 6.00%, 12/1/36(1)	$ 206,594
		$ 206,594

Hospital — 8.1%
$ 6,500	California Health Facilities Financing Authority,
	(Catholic Healthcare), 5.125%, 7/1/22	$ 6,712,810
3,000	Cuyahoga County, OH, (Cleveland Clinic Health
	System), 6.00%, 1/1/17	3,332,100
6,000	Dauphin County, PA, General Authority Health
	System, (Pinnacle Health System), 5.75%, 6/1/20	6,459,780
2,500	Henderson, NV, Health Care Facilities, (Catholic
	Healthcare West), 5.00%, 7/1/13	2,685,725

Principal Amount
(000’s omitted)	Security	Value

Hospital (continued)
$ 1,205	Highlands County, FL, Health Facilities Authority,
	(Adventist Bolingbrook), 5.00%, 11/15/16	$ 1,316,402
1,860	Highlands County, FL, Health Facilities Authority,
	(Adventist Bolingbrook), 5.125%, 11/15/20	1,929,080
2,835	Highlands County, FL, Health Facilities Authority,
	(Adventist Bolingbrook), 5.125%, 11/15/22	2,910,836
2,760	Kent, MI, Hospital Finance Authority, (Spectrum
	Health), 5.50% to 1/15/15 (Put Date), 1/15/47	3,074,392
1,000	Lexington County, SC, (Health Services, Inc.),
	5.00%, 11/1/15	1,094,710
1,250	Massachusetts Health and Educational Facilities
	Authority, (Partners Healthcare System),
	5.00%, 7/1/22	1,319,050
7,470	Michigan Hospital Finance Authority, (Ascension
	Health Care), 5.00% to 11/1/12 (Put Date),
	11/1/27(2)	8,007,964
1,000	Michigan Hospital Finance Authority, (Memorial
	Healthcare Center), 5.875%, 11/15/21	1,001,830
2,000	Michigan Hospital Finance Authority, (Oakwood
	Obligations Group), 5.00%, 7/15/12	2,115,440
1,750	Michigan Hospital Finance Authority, (Oakwood
	Obligations Group), 5.00%, 7/15/13	1,862,893
2,000	New York Dormitory Authority, (NYU Hospital
	Center), 5.25%, 7/1/24	1,958,600
955	Orange County, FL, Health Facilities Authority,
	(Orlando Health, Inc.), 5.125%, 10/1/26	942,451
970	Orange County, FL, Health Facilities Authority,
	(Orlando Health, Inc.), 5.375%, 10/1/23	992,824
85	Richland County, OH, Hospital Facilities, (Medcentral
	Health Systems), 6.375%, 11/15/22	86,531
2,000	South Carolina Jobs Economic Development Authority,
	(Palmetto Health Alliance), 6.00%, 8/1/12	2,152,580
1,000	University of Kansas Hospital Authority,
	5.00%, 9/1/16	1,095,140
250	University of Kansas Hospital Authority,
	5.00%, 9/1/17	269,888
1,750	Washington Township, CA, Health Care District
	Revenue, 5.75%, 7/1/24	1,800,383

		$ 53,121,409

Housing — 0.5%

$ 2,500	California Housing Finance Agency, (AMT),
	4.75%, 8/1/21	$ 2,291,775
600	Georgia Private Colleges and Universities Authority,
	Student Housing Revenue, (Mercer Housing Corp.),
	6.00%, 6/1/31	570,990
165	Ohio Housing Finance Agency, (AMT),
	4.55%, 9/1/11	169,416

S e e notes to financ ial statem e nts
14

Eaton Vance National Limited Maturity Municipal Income Fund as of March 31, 2010

Principal Amount
(000’s omitted)	Security	Value

Housing (continued)
$ 630	Sandoval County, NM, MFMR, 6.00%, 5/1/32(1)	$ 517,085
95	Texas Student Housing Corp., (University of North
	Texas), 9.375%, 7/1/49(3)	57,000
		$ 3,606,266

Industrial Development Revenue — 10.0%
$ 385	Austin, TX, (CargoPort Development LLC), (AMT),
	8.30%, 10/1/21	$ 372,730
1,500	Dallas-Fort Worth, TX, International Airport Facilities
	Improvements Corp., (AMT), 9.00% to 5/1/15
	(Put Date), 5/1/29	1,501,965
1,905	Denver, CO, City and County Special Facilities,
	(United Airlines), (AMT), 5.75%, 10/1/32	1,584,750
2,110	DeSoto Parish, LA, (International Paper Co.), (AMT),
	5.00%, 11/1/18	2,076,409
3,500	Gilliam County, OR, Solid Waste Revenue, 6.00% to
	5/3/10 (Put Date), 8/1/25	3,510,535
2,000	Gulf Coast, TX, Waste Disposal Authority,
	(Waste Management), (AMT), 4.55%, 4/1/12	2,060,920
1,630	Houston, TX, Industrial Development Corp., (AMT),
	6.375%, 1/1/23	1,502,208
9,990	Liberty Development Corp., NY, (Goldman Sachs
	Group, Inc.), 5.50%, 10/1/37	10,486,103
1,000	Michigan Strategic Fund, (Waste Management, Inc.),
	(AMT), 4.50%, 12/1/13	1,037,580
5,650	Mission, TX, Economic Development Corp., (Allied
	Waste Industries), (AMT), 5.20%, 4/1/18	5,665,481
1,425	Mississippi Business Finance Corp., (Air Cargo),
	(AMT), 7.25%, 7/1/34	1,173,231
1,440	New Jersey Economic Development Authority,
	(Continental Airlines), (AMT), 6.25%, 9/15/19	1,382,458
3,000	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 7.50%, 8/1/16	3,003,720
2,750	New York, NY, Industrial Development Agency,
	(Terminal One Group), (AMT), 5.50%, 1/1/14	2,953,555
5,000	New York, NY, Industrial Development Agency,
	(Terminal One Group), (AMT), 5.50%, 1/1/15	5,372,650
1,950	Ohio Water Development Authority, Solid Waste
Disposal, (Allied Waste North America, Inc.), (AMT),
	5.15%, 7/15/15	1,967,843
10,175	St. John Baptist Parish, LA, (Marathon Oil Corp.),
	5.125%, 6/1/37	9,595,636
3,325	Toledo-Lucas County, OH, Port Authority, (Cargill,
	Inc.), 4.50%, 12/1/15	3,524,267
7,915	Virgin Islands Public Finance Authority,
	(HOVENSA LLC), (AMT), 4.70%, 7/1/22	7,104,979
		$ 65,877,020

Principal Amount
(000’s omitted)	Security	Value

Insured-Education — 1.3%

$ 665	Cleveland-Cuyahoga County, OH, Port Authority,
	(Euclid Avenue Housing Corp.), (AMBAC),
	5.00%, 8/1/21	$ 638,919
2,025	New York Dormitory Authority, (Educational Housing
	Services), (AMBAC), 5.25%, 7/1/21	2,090,002
5,150	New York Dormitory Authority, (Rochester Institute of
	Technology), (AMBAC), 5.25%, 7/1/22	5,624,624
500	Southern Illinois University, Housing and Auxiliary
	Facilities, (NPFG), 0.00%, 4/1/17	369,270

		$ 8,722,815

Insured-Electric Utilities — 3.5%

$ 5,335	California Pollution Control Financing Authority,
	(Pacific Gas and Electric Co.), Series B, (FGIC),
	(AMT), 4.75%, 12/1/23	$ 5,173,403
750	California Pollution Control Financing Authority,
	(Pacific Gas and Electric), (NPFG), (AMT),
	5.35%, 12/1/16	773,460
8,000	Hillsborough County, FL, Industrial Development
	Authority, Pollution Control Revenue, (Tampa Electric
	Co.), (AMBAC), 5.00% to 3/15/12 (Put Date),
	12/1/34	8,394,320
3,000	Illinois Municipal Electric Agency Power Supply,
	(FGIC), (NPFG), 5.25%, 2/1/16	3,356,430
4,225	Long Island Power Authority, NY, (FGIC), (NPFG),
	5.25%, 12/1/19	4,495,696
1,000	Puerto Rico Electric Power Authority, (XLCA),
	5.375%, 7/1/18	1,086,960

		$ 23,280,269

Insured-Escrowed / Prerefunded — 2.2%

$ 425	Metropolitan Transportation Authority, NY, Commuter
	Facilities, (AMBAC), Escrowed to Maturity,
	5.00%, 7/1/20	$ 426,526
1,000	Metropolitan Transportation Authority, NY, Transit
	Facilities, (FGIC), Prerefunded to 10/1/15,
	4.50%, 4/1/18	1,136,290
3,000	Montgomery, AL, BMC Special Care Facilities
	Financing Authority, (Baptist Health Montgomery),
	(NPFG), Prerefunded to 11/15/14,
	5.00%, 11/15/17	3,394,410
2,000	Montgomery, AL, BMC Special Care Facilities
	Financing Authority, (Baptist Health Montgomery),
	(NPFG), Prerefunded to 11/15/14,
	5.00%, 11/15/18	2,262,940
1,000	Montgomery, AL, BMC Special Care Facilities
	Financing Authority, (Baptist Health Montgomery),
	(NPFG), Prerefunded to 11/15/14,
	5.00%, 11/15/22	1,131,470

S e e notes to financ ial statem e nts
15

Eaton Vance National Limited Maturity Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Insured-Escrowed / Prerefunded (continued)
$ 5,000	Montgomery, AL, BMC Special Care Facilities
	Financing Authority, (Baptist Health Montgomery),
	(NPFG), Prerefunded to 11/15/14,
	5.00%, 11/15/24	$ 5,657,350
350	Ohio Higher Educational Facilities Authority, (Xavier
	University), (CIFG), Prerefunded to 5/1/16,
	5.00%, 5/1/22	401,257
		$ 14,410,243

Insured-General Obligations — 7.6%
$ 200	Amherst, OH, School District, (FGIC), (NPFG),
	5.25%, 12/1/11	$ 212,750
250	Athens, OH, City School District, (AGM),
	5.25%, 12/1/10	258,640
8,000	Boston, MA, (NPFG), 0.125%, 3/1/22	5,114,960
265	Clinton Massie, OH, Local School District, (AMBAC),
	0.00%, 12/1/11	258,786
225	Finneytown, OH, Local School District, (FGIC),
	(NPFG), 6.15%, 12/1/11	243,558
1,000	Hilliard, OH, School District, (FGIC) (NPFG),
	0.00%, 12/1/14	905,350
500	Hillsborough Township, NJ, School District, (AGM),
	5.375%, 10/1/18	592,015
5,000	Jackson Township, NJ, School District, (Baptist
	Healthcare Systems), (NPFG), 5.25%, 6/15/23	5,954,350
1,055	Linn County, OR, Community School District No. 9,
	(Lebanon), (FGIC), (NPFG), 6.15%, 6/15/21	1,234,582
625	Linn County, OR, Community School District No. 9,
	(Lebanon), (FGIC), (NPFG), 6.15%, 6/15/22	733,944
10,000	Miami, FL, (Homeland Defense), (NPFG),
	5.00%, 1/1/19	10,417,600
5,580	New Orleans, LA, (NPFG), 5.25%, 12/1/15	6,118,302
3,440	Philadelphia, PA, (AGC), 5.25%, 7/15/15	3,857,237
175	Scioto Valley and Ross County, OH, School District,
	(FGIC), (NPFG), 0.00%, 12/1/11	170,067
2,300	Springfield, OH, City School District, (AMBAC),
	4.30%, 12/1/14	2,430,663
1,000	St. Louis, MO, Board of Education, (AGM),
	0.00%, 4/1/16	847,490
500	Strongsville, OH, City School District, (NPFG),
	5.375%, 12/1/12	557,275
670	Upper Arlington, OH, City School District, (AGM),
	5.00%, 12/1/21	719,352
10,000	Washington, (AMBAC), 0.00%, 12/1/22	5,879,000
4,275	West Virginia, (FGIC), (NPFG), 6.15%, 11/1/21	2,681,622
460	Wyoming School District, (FGIC), (NPFG),
	6.15%, 12/1/17	534,042
		$ 49,721,585

Principal Amount
(000’s omitted)	Security	Value

Insured-Hospital — 1.8%
$ 500	Cuyahoga County, OH, (MetroHealth System),
	(NPFG), 5.50%, 2/15/12	$ 532,590
1,000	Harris County, TX, Hospital District, (NPFG),
	5.00%, 2/15/11	1,030,670
1,000	Harris County, TX, Hospital District, (NPFG),
	5.00%, 2/15/12	1,056,490
1,000	Harris County, TX, Hospital District, (NPFG),
	5.00%, 2/15/13	1,070,830
500	Harris County, TX, Hospital District, (NPFG),
	5.00%, 2/15/14	540,180
3,405	Waco, TX, Health Facilities Development Corp.,
	(Hillcrest Health System), (NPFG), 5.00%, 8/1/19	3,533,232
3,745	Waco, TX, Health Facilities Development Corp.,
	(Hillcrest Health System), (NPFG), 5.00%, 8/1/20	3,857,987
		$ 11,621,979

Insured-Industrial Development Revenue — 0.1%
$ 500	Akron, OH, Economic Development, (NPFG),
	6.00%, 12/1/12	$ 535,405
		$ 535,405

Insured-Lease Revenue / Certificates of
Participation — 0.7%
$ 2,000	New York Dormitory Authority, (SUNY), (XLCA),
	5.25% to 7/1/13 (Put Date), 7/1/32	$ 2,218,820
500	Ohio Building Authority, (AGM), 5.50%, 10/1/11	535,905
2,100	Texas Public Finance Authority, (NPFG),
	0.00%, 2/1/12	2,038,638
		$ 4,793,363

Insured-Other Revenue — 2.0%
$10,285	Citizens Property Insurance Corp., FL, (Senior
	Secured High Risk Account), (NPFG),
	5.00%, 3/1/13	$ 10,856,537
500	Cleveland, OH, Parking Facilities, (AGM),
	5.25%, 9/15/20	520,820
1,000	Louisiana Public Facility Authority, (Roman Catholic
	Church of New Orleans), (CIFG), 5.00%, 7/1/19	1,015,720
1,000	Missouri Development Finance Board Cultural Facility,
	(Nelson Gallery Foundation), (NPFG),
	5.25%, 12/1/14	1,075,160
		$ 13,468,237

S e e notes to financ ial statem e nts
16

Eaton Vance National Limited Maturity Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Insured-Pooled Loans — 2.9%
$ 5,000	Louisiana Public Facility Authority, (Hurricane
	Recovery), (AMBAC), 5.00%, 6/1/19	$ 5,284,050
14,205	Massachusetts Educational Financing Authority,
	(AMBAC), (AMT), 4.60%, 1/1/22	13,654,840
		$ 18,938,890

Insured-Special Tax Revenue — 5.8%
$ 3,000	Arlington, TX, (Dallas Cowboys), (NPFG),
	5.00%, 8/15/34	$ 3,007,530
5,000	Denver, CO, City and County Excise Tax Revenue,
	(AGC), 6.00%, 9/1/23	5,620,550
6,040	Denver, CO, Convention Center, (XLCA),
	5.25%, 12/1/22	5,844,244
10,000	Garden State Preservation Trust, NJ, Open Space and
	Farmland, (AGM), 5.25%, 11/1/20	11,768,800
5,000	Massachusetts, Special Obligation, (AGM),
	5.50%, 6/1/21	6,001,050
4,920	Massachusetts, Special Obligation, Dedicated Tax
	Revenue, (FGIC), (NPFG), 6.15%, 1/1/29	5,571,900
250	Puerto Rico Infrastructure Financing Authority, (FGIC),
	5.50%, 7/1/19	259,147
		$ 38,073,221

Insured-Student Loan — 1.2%
$ 7,500	Maine Educational Loan Authority, (AGC),
	5.625%, 12/1/27	$ 7,796,025
		$ 7,796,025

Insured-Transportation — 6.2%
$ 2,295	Chicago, IL, O’Hare International Airport, (NPFG),
	(AMT), 5.75%, 1/1/17	$ 2,376,243
250	Cleveland, OH, Airport System, (AGM),
	5.00%, 1/1/23	253,843
1,000	Denver, CO, City and County Airport, (AGM), (AMT),
	5.00%, 11/15/11	1,060,370
1,000	Houston, TX, Airport System, (FGIC), (NPFG),
	(AMT), 5.50%, 7/1/12	1,062,890
1,045	Idaho Housing and Finance Association, (Grant and
	Revenue Anticipation Bonds Federal Highway Trust
	Fund), (AGC), 5.25%, 7/15/21	1,159,971
1,000	Idaho Housing and Finance Association, (Grant and
	Revenue Anticipation Bonds Federal Highway Trust
	Fund), (AGC), 5.25%, 7/15/25	1,089,230
2,000	Kenton County, KY, Airport, (Cincinnati/Northern
	Kentucky), (NPFG), (AMT), 5.625%, 3/1/13	2,124,880
1,835	Massachusetts Port Authority, (Delta Airlines),
	(AMBAC), (AMT), 5.50%, 1/1/15	1,738,607

Principal Amount
(000’s omitted)	Security	Value

Insured-Transportation (continued)
$ 8,125	Miami-Dade County, FL, Aviation, (NPFG), (AMT),
	5.25%, 10/1/15	$ 8,791,900
1,000	Miami-Dade County, FL, Aviation, (Miami
	International Airport), (FGIC), (NPFG), (AMT),
	5.50%, 10/1/13	1,064,210
2,000	Minneapolis and St. Paul, MN, Metropolitan Airport
	Commission, (FGIC), (NPFG), (AMT),
	5.25%, 1/1/11	2,059,340
10,000	New Jersey Transportation Trust Fund Authority,
	(AGC), 0.00%, 12/15/24	4,769,100
5,000	New Jersey Transportation Trust Fund Authority,
	(FGIC), (NPFG), 5.50%, 12/15/20	5,653,200
1,040	New Orleans, LA, Aviation Board Revenue, (AGC),
	6.00%, 1/1/23	1,174,191
1,750	Ohio Turnpike Commission, (FGIC), (NPFG),
	5.50%, 2/15/18	2,028,197
1,000	Port Seattle, WA, (NPFG), (AMT), 6.00%, 2/1/11	1,039,470
3,420	St. Louis, MO, Lambert-St. Louis International Airport,
	(AGM), 5.00%, 7/1/20	3,576,226
		$ 41,021,868

Insured-Water and Sewer — 1.0%
$ 475	Cleveland, OH, Waterworks, (AGM),
	5.375%, 1/1/16	$ 507,433
3,125	Kansas City, MO, Water Revenue, (BHAC),
	5.00%, 12/1/23	3,414,500
2,425	Sunrise, FL, Utilities Systems, (AMBAC),
	5.50%, 10/1/18	2,663,305
		$ 6,585,238

Lease Revenue / Certificates of Participation — 2.4%
$ 5,265	Charleston, SC, Educational Excellence Finance Corp.,
	(Charleston County School District Project),
	5.00%, 12/1/20	$ 5,567,948
2,240	Lexington County, SC, One School Facilities Corp.,
	5.00%, 12/1/20	2,362,192
1,945	Lexington County, SC, One School Facilities Corp.,
	5.00%, 12/1/22	2,028,927
3,385	New Jersey Economic Development Authority, (School
	Facilities Construction), 5.50%, 9/1/19	3,844,581
1,755	Newberry, SC, (Newberry County School District
	Project), 5.25%, 12/1/24	1,740,697
		$ 15,544,345

Nursing Home — 0.3%
$ 2,365	Connecticut State Development Authority, (Alzheimer’s
	Resource Center), 5.20%, 8/15/17	$ 2,147,727
		$ 2,147,727

S e e notes to financ ial statem e nts
17

Eaton Vance National Limited Maturity Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Other Revenue — 3.7%
$ 1,000	Arizona Health Facilities Authority, (Blood Systems,
	Inc.), 5.00%, 4/1/21	$ 1,010,100
4,470	Buckeye, OH, Tobacco Settlement Financing Authority,
	5.125%, 6/1/24	4,140,114
1,220	Central Falls, RI, Detention Facility Revenue,
	7.25%, 7/15/35	1,053,250
200	Mohegan Tribe, CT, Gaming Authority,
	5.375%, 1/1/11(1)	195,984
4,500	Non-Profit Preferred Funding Trust, Various States,
	4.47%, 9/15/37(1)	3,484,035
4,565	Northern Tobacco Securitization Corp., AK,
	4.625%, 6/1/23	4,509,353
150	Otero County, NM, Jail Project Revenue,
	5.50%, 4/1/13	147,438
700	Otero County, NM, Jail Project Revenue,
	5.75%, 4/1/18	630,805
300	Riversouth Authority, OH, (Lazarus Building
	Redevelopment), 5.75%, 12/1/27	276,534
5,250	Seminole Tribe, FL, 5.75%, 10/1/22(1)	5,122,215
1,700	Silicon Valley Tobacco Securitization Authority, CA,
	0.00%, 6/1/36	173,281
2,530	Tennessee Energy Acquisition Corp., 5.25%, 9/1/17	2,654,932
970	White Earth Band of Chippewa Indians, MN,
	6.375%, 12/1/11(1)	931,355
		$ 24,329,396

Pooled Loans — 0.7%
$ 220	Cuyahoga County, OH, Port Authority, (Garfield
	Heights), 5.25%, 5/15/23	$ 162,037
1,120	Idaho Board Bank Authority, 5.00%, 9/15/21	1,250,189
1,595	Ohio Economic Development, (Ohio Enterprise Bond
	Fund), (AMT), 4.60%, 6/1/20	1,631,190
1,040	Ohio Economic Development, (Ohio Enterprise Bond
	Fund), (AMT), 5.25%, 12/1/15	1,096,493
315	Summit County, OH, Port Authority, (Twinsburg
	Township), 5.125%, 5/15/25	265,740
		$ 4,405,649

Senior Living / Life Care — 0.9%
$ 1,105	Arizona Health Facilities Authority, (Care Institute,
	Inc. - Mesa), 7.625%, 1/1/49(4)	$ 738,162
1,000	California Statewide Communities Development
	Authority, (Senior Living-Presbyterian Homes),
	4.50%, 11/15/16	991,650
200	Maryland Health and Higher Educational Facilities
	Authority, (Edenwald), 4.85%, 1/1/13	200,546
2,245	Maryland Health and Higher Educational Facilities
	Authority, (King Farm Presbyterian Community),
	5.00%, 1/1/17	2,052,783

Principal Amount
(000’s omitted)	Security	Value

Senior Living / Life Care (continued)
$ 625	Massachusetts Development Finance Agency,
	(Volunteers of America), 5.00%, 11/1/17	$ 583,363
750	New Jersey Economic Development Authority,
	(Seabrook Village, Inc.), 5.00%, 11/15/12	757,110
495	North Miami, FL, Health Care Facilities Authority,
	(Imperial Club), 6.125%, 1/1/42(5)	274,626
460	St. Joseph County, IN, Holy Cross Village,
	5.55%, 5/15/19	442,929
		$ 6,041,169

Solid Waste — 1.1%
$ 4,000	Massachusetts Industrial Finance Agency, (Ogden
	Haverhill), (AMT), 5.50%, 12/1/13	$ 3,830,560
3,000	Niagara County, NY, Industrial Development Agency,
	(American Ref-Fuel Co., LLC), (AMT), 5.55% to
	11/15/13 (Put Date), 11/15/24	3,089,190
		$ 6,919,750

Special Tax Revenue — 2.2%
$ 815	Arbor Greene, FL, Community Development District,
	5.00%, 5/1/19	$ 819,694
1,078	Bridgeville, DE, (Heritage Shores Special
	Development District), 5.125%, 7/1/35	846,844
265	Concorde Estates, FL, Community Development
	District, (Capital Improvements), 5.00%, 5/1/11(3)	97,891
230	Covington Park, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/21	229,795
2,000	Detroit, MI, Downtown Development Authority Tax
	Increment, 0.00%, 7/1/21	1,036,360
485	Dupree Lakes, FL, Community Development District,
	5.00%, 11/1/10	423,575
1,955	Dupree Lakes, FL, Community Development District,
	5.00%, 5/1/12	1,437,121
450	Fish Hawk, FL, Community Development District II,
	7.04%, 11/1/14	428,535
250	Frederick County, MD, Urbana Community
	Development Authority, 6.625%, 7/1/25	250,003
45	Longleaf, FL, Community Development District,
	6.20%, 5/1/09(6)	22,401
4,000	Mahoning County, OH, (Sales Tax),
	5.00%, 12/1/10	4,081,120
2,000	Mahoning County, OH, (Sales Tax),
	5.60%, 12/1/11	2,092,760
1,130	New River, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/13	451,548
830	North Springs, FL, Improvement District, (Heron Bay
	North Assessment Area), 5.00%, 5/1/14	707,666
1,265	Poinciana West, FL, West Community Development
	District, 5.875%, 5/1/22	1,139,170

S e e notes to financ ial statem e nts
18

Eaton Vance National Limited Maturity Municipal Income Fund as of March 31, 2010
PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Special Tax Revenue (continued)
$ 275	Sterling Hill, FL, Community Development District,
	(Capital Improvements), 5.10%, 5/1/11(3)	$ 82,418
330	Sterling Hill, FL, Community Development District,
	(Capital Improvements), 5.50%, 11/1/10	287,034
		$ 14,433,935

Transportation — 8.5%
$ 1,140	Branson, MO, Regional Airport Transportation
Development District, (Branson Airport, LLC), (AMT),
	6.00%, 7/1/25	$ 827,594
2,370	Branson, MO, Regional Airport Transportation
Development District, (Branson Airport, LLC), (AMT),
	6.00%, 7/1/37	1,556,308
3,000	Georgia State Road and Tollway Authority, (Federal
	Highway Grant Anticipation Revenue Bonds),
	5.00%, 6/1/21	3,319,890
2,500	Louisiana Offshore Terminal Authority, Deepwater Port
	Revenue, (Loop, LLC), 5.25%, 9/1/15	2,633,575
10,000	Maryland Transportation Authority, 5.00%, 3/1/18	11,331,400
5,000	Metropolitan Washington, DC Airport Authority
	System, (AMT), 5.50%, 10/1/19	5,362,700
7,500	Metropolitan Washington, DC Area Transit Authority,
	(Gross Revenue), 5.25%, 7/1/21	8,421,900
5,000	New Jersey Transportation Trust Fund Authority,
	5.25%, 12/15/21	5,515,350
5,000	North Texas Tollway Authority, (Dallas North Tollway
	System Revenue), 6.00%, 1/1/23	5,472,750
250	Ohio Major New Street Infrastructure Project
	Revenue, 5.75%, 6/15/19	291,220
1,000	Port Authority of New York and New Jersey,
	5.375%, 3/1/28	1,126,740
10,000	Port Authority of New York and New Jersey, (AMT),
	5.25%, 9/15/23	10,327,800
		$ 56,187,227

Water and Sewer — 4.2%
$ 400	Cincinnati, OH, Water System, 4.50%, 12/1/21	$ 425,224
5,000	Fairfax County, VA, Water Authority,
	5.00%, 4/1/18(7)	5,662,600
3,000	Massachusetts Water Pollution Abatement Trust,
	5.00%, 8/1/25	3,464,550
500	Ohio Water Development Authority, (Drinking Water),
	5.50%, 12/1/14	557,035
280	Ohio Water Development Authority, Water Pollution
	Control, (Fresh Water Quality), 5.25%, 6/1/20	328,882
10,000	Virginia State Resources Authority, Clean Water
	Revenue, (Revolving Fund), 5.00%, 10/1/19	11,255,700

Principal Amount
(000’s omitted) Security	Value
Water and Sewer (continued)
$ 5,000 Virginia State Resources Authority, Clean Water
Revenue, (Revolving Fund), 5.50%, 10/1/19	$ 5,976,400
$ 27,670,391

Total Tax-Exempt Investments — 100.1%
(identified cost $640,189,922)	$658,798,804

Other Assets, Less Liabilities — (0.1)%	$ (498,807)

Net Assets — 100.0%	$658,299,997

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC - Assured Guaranty Corp.

AGM - Assured Guaranty Municipal Corp. AMBAC - AMBAC Financial Group, Inc.

AMT - Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.

BHAC - Berkshire Hathaway Assurance Corp. CIFG - CIFG Assurance North America, Inc. FGIC - Financial Guaranty Insurance Company MFMR - Multi-Family Mortgage Revenue NPFG - National Public Finance Guaranty Corp. SUNY - State University of New York XLCA - XL Capital Assurance, Inc.

At March 31, 2010, the concentration of the Fund’s investments in the various states, determined as a percentage of net assets, is less than 10% individually.

The Fund invests primarily in debt securities issued by municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at March 31, 2010, 36.3% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 0.2% to 17.8% of total investments.

(1)

Security exempt from registration pursuant to Rule 144A under the Securities Act of 1933. These securities may be sold in certain transactions and remain exempt from registration, normally to qualified institutional buyers. At March 31, 2010, the aggregate value of the securities is $10,457,268 or 1.6% of the Fund’s net assets applicable to common shares.

(2)	Security represents the underlying municipal bond of an inverse floater (see Note 1I).
(3)	Defaulted bond.
(4)	Security is in default with respect to scheduled principal payments.

S e e notes to financ ial statem e nts
19

Eaton Vance National Limited Maturity Municipal Income Fund as of March 31, 2010
PORTFOLIO OF INVESTMENTS CO N T ’ D

(5)	Security is in default and making only partial interest payments.
(6)	Defaulted matured bond.
(7)	Security (or a portion thereof) has been pledged to cover margin requirements on open financial futures contracts.

S e e notes to financ ial statem e nts
20

Eaton Vance Limited Maturity Municipal Income Funds as o f Mar c h 3 1, 20 10

FINANCIAL STATEMENTS

S t a t e m e n t s o f A s s e t s a n d L i a b i l i t i e s

As of March 31, 2010

	AMT-Free	National
	Limited Fund	Limited Fund

Assets

Investments —
Identified cost	$67,871,075	$640,189,922
Unrealized appreciation	2,950,667	18,608,882

Investments, at value	$70,821,742	$658,798,804
Cash	$ —	$ 18,856
Interest receivable	941,777	9,428,591
Receivable for investments sold	115,000	1,648,284
Receivable for Fund shares sold	272,394	2,114,865

Total assets	$72,150,913	$672,009,400

Liabilities

Payable for floating rate notes issued	$ —	$ 4,980,000
Demand note payable	—	2,000,000
Payable for variation margin on open financial futures contracts	21,875	292,500
Payable for Fund shares redeemed	8,617	4,693,184
Distributions payable	100,333	1,093,619
Payable to affiliates:
Investment adviser fee	26,435	256,236
Distribution and service fees	18,990	171,716
Interest expense and fees payable	—	15,923
Accrued expenses	65,401	206,225

Total liabilities	$ 241,651	$ 13,709,403

Net Assets	$71,909,262	$658,299,997

Sources of Net Assets

Paid-in capital	$71,116,170	$672,624,957
Accumulated net realized loss	(2,065,439)	(32,890,084)
Accumulated undistributed (distributions in excess of) net investment income	(59,078)	93,007
Net unrealized appreciation	2,917,609	18,472,117

Net Assets	$71,909,262	$658,299,997

Class A Shares

Net Assets	$56,413,014	$410,009,272
Shares Outstanding	5,673,907	40,954,167
Net Asset Value and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 9.94	$ 10.01
Maximum Offering Price Per Share
(100 97.75 of net asset value per share)	$ 10.17	$ 10.24

Class B Shares

Net Assets	$ 898,303	$ 6,157,101
Shares Outstanding	90,310	614,691
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 9.95	$ 10.02

Class C Shares

Net Assets	$14,597,945	$143,883,338
Shares Outstanding	1,554,384	15,320,871
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 9.39	$ 9.39

Class I Shares

Net Assets	$ —	$ 98,250,286
Shares Outstanding	—	9,813,099
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ —	$ 10.01
On sales of $100,000 or more, the offering price of Class A shares is reduced.
* Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

S e e notes to financ ial statem e nts

21

Eaton Vance Limited Maturity Municipal Income Funds as o f Mar c h 3 1, 20 10
FINANCIAL STATEMENTS CON T ’ D
S t a t e m e n t s o f O p e r a t i o n s
For the Year Ended March 31, 2010
	AMT-Free	National
	Limited Fund	Limited Fund
Investment Income
Interest	$2,764,879	$32,495,906
Total investment income	$2,764,879	$32,495,906

Expenses
Investment adviser fee	$ 272,906	$ 2,994,694
Distribution and service fees
Class A	74,421	773,775
Class B	8,348	58,724
Class C	113,693	1,122,570
Trustees’ fees and expenses	2,705	25,406
Custodian fee	55,848	262,014
Transfer and dividend disbursing agent fees	22,880	282,023
Legal and accounting services	37,544	60,039
Printing and postage	15,425	49,457
Registration fees	48,414	105,499
Interest expense and fees	—	41,803
Miscellaneous	25,108	83,860
Total expenses	$ 677,292	$ 5,859,864
Deduct —
Reduction of custodian fee	$ 410	$ 1,344
Total expense reductions	$ 410	$ 1,344

Net expenses	$ 676,882	$ 5,858,520

Net investment income	$2,087,997	$26,637,386

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$ 316,172	$ (750,698)
Financial futures contracts	176,139	3,216,816
Net realized gain	$ 492,311	$ 2,466,118
Change in unrealized appreciation (depreciation) —
Investments	$2,065,982	$51,283,070
Financial futures contracts	50,207	1,710,888
Net change in unrealized appreciation (depreciation)	$2,116,189	$52,993,958

Net realized and unrealized gain	$2,608,500	$55,460,076

Net increase in net assets from operations	$4,696,497	$82,097,462

S e e notes to financ ial statem e nts
22

Eaton Vance Limited Maturity Municipal Income Funds as o f Mar c h 3 1, 20 10
FINANCIAL STATEMENTS CON T ’ D

S t a t e m e n t s o f C h a n g e s i n N e t A s s e t s

For the Year Ended March 31, 2010

	AMT-Free	National
Increase (Decrease) in Net Assets	Limited Fund	Limited Fund
From operations —
Net investment income	$ 2,087,997	$ 26,637,386
Net realized gain from investment transactions and financial futures contracts	492,311	2,466,118
Net change in unrealized appreciation (depreciation) from investments and financial futures contracts	2,116,189	52,993,958
Net increase in net assets from operations	$ 4,696,497	$ 82,097,462
Distributions to shareholders —
From net investment income
Class A	$ (1,678,354)	$ (20,620,944)
Class B	(24,587)	(211,965)
Class C	(334,438)	(4,037,795)
Class I	—	(1,439,461)
Total distributions to shareholders	$ (2,037,379)	$ (26,310,165)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$ 27,924,563	$ 165,644,395
Class B	565,003	2,595,590
Class C	4,769,145	52,717,652
Class I	—	106,438,150
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	1,067,682	14,061,172
Class B	11,839	114,302
Class C	205,988	2,062,896
Class I	—	55,274
Cost of shares redeemed
Class A	(24,323,108)	(336,328,311)
Class B	(193,066)	(1,402,380)
Class C	(1,670,810)	(26,249,485)
Class I	—	(8,582,650)
Issued in connection with tax-free reorganization (See Note 12)
Class A	—	18,406,510
Class B	—	218,753
Class C	—	868,318
Net asset value of shares exchanged
Class A	496,946	2,046,981
Class B	(496,946)	(2,046,981)
Net increase (decrease) in net assets from Fund share transactions	$ 8,357,236	$ (9,379,814)

Net increase in net assets	$ 11,016,354	$ 46,407,483

Net Assets
At beginning of year	$ 60,892,908	$ 611,892,514
At end of year	$ 71,909,262	$ 658,299,997

Accumulated undistributed (distributions in excess of)
net investment income included in net assets

At end of year	$ (59,078)	$ 93,007

S e e notes to financ ial statem e nts

23

Eaton Vance Limited Maturity Municipal Income Funds as o f Mar c h 3 1, 20 10
FINANCIAL STATEMENTS CON T ’ D

S t a t e m e n t s o f C h a n g e s i n N e t A s s e t s

For the Year Ended March 31, 2009

	AMT-Free	National
Increase (Decrease) in Net Assets	Limited Fund	Limited Fund
From operations —
Net investment income	$ 1,507,516	$ 25,297,923
Net realized loss from investment transactions and financial futures contracts	(1,592,052)	(21,755,755)
Net change in unrealized appreciation (depreciation) from investments and financial futures contracts	799,172	(28,379,788)
Net increase (decrease) in net assets from operations	$ 714,636	$ (24,837,620)
Distributions to shareholders —
From net investment income
Class A	$ (1,371,482)	$ (21,507,938)
Class B	(34,887)	(187,841)
Class C	(285,120)	(3,418,273)
Total distributions to shareholders	$ (1,691,489)	$ (25,114,052)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$27,826,205	$ 281,851,976
Class B	760,465	4,974,478
Class C	4,902,322	52,306,181
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	806,358	13,822,720
Class B	19,831	95,728
Class C	139,227	1,505,087
Cost of shares redeemed
Class A	(8,637,957)	(297,658,446)
Class B	(461,799)	(1,528,941)
Class C	(2,560,043)	(42,078,655)
Net asset value of shares exchanged
Class A	583,287	3,559,715
Class B	(583,287)	(3,559,715)
Net increase in net assets from Fund share transactions	$22,794,609	$ 13,290,128

Net increase (decrease) in net assets	$21,817,756	$ (36,661,544)

Net Assets
At beginning of year	$39,075,152	$ 648,554,058
At end of year	$60,892,908	$ 611,892,514

Accumulated distributions in excess of
net investment income included in net assets

At end of year	$ (91,218)	$ (123,804)

S e e notes to financ ial statem e nts
24

Eaton Vance Limited Maturity Municipal Income Funds as o f Mar c h 3 1, 20 10
FINANCIAL STATEMENTS CON T ’ D
F i n a n c i a l H i g h l i g h t s

		AMT-Free Limited Fund — Class A
			Year Ended March 31,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 9.470	$ 9.890	$10.280	$10.230	$10.230

Income (Loss) From Operations
Net investment income(1)	$ 0.343	$ 0.343	$ 0.388	$ 0.394	$ 0.385
Net realized and unrealized gain (loss)	0.462	(0.377)	(0.382)	0.041	(0.005)
Total income (loss) from operations	$ 0.805	$ (0.034)	$ 0.006	$ 0.435	$ 0.380

Less Distributions
From net investment income	$ (0.335)	$ (0.386)	$ (0.396)	$ (0.385)	$ (0.380)
Total distributions	$ (0.335)	$ (0.386)	$ (0.396)	$ (0.385)	$ (0.380)
Net asset value — End of year	$ 9.940	$ 9.470	$ 9.890	$10.280	$10.230
Total Return(2)	8.58%	(0.33)%	0.05%	4.32%	3.76%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$56,413	$49,188	$29,297	$33,440	$36,064
Ratios (as a percentage of average daily net assets):
Expenses before custodian fee reduction	0.91%	0.98%	0.92%	0.89%	0.85%
Expenses after custodian fee reduction	0.91%	0.95%	0.90%	0.87%	0.84%
Net investment income	3.47%	3.58%	3.83%	3.83%	3.74%
Portfolio Turnover	34%	78%	36%	18%	23%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

S e e notes to financ ial statem e nts
25

Eaton Vance Limited Maturity Municipal Income Funds as o f Mar c h 3 1, 20 10
FINANCIAL STATEMENTS CON T ’ D
F i n a n c i a l H i g h l i g h t s

		AMT-Free Limited Fund — Class B
			Year Ended March 31,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 9.480	$ 9.890	$10.280	$10.230	$10.230

Income (Loss) From Operations
Net investment income(1)	$ 0.269	$ 0.272	$ 0.314	$ 0.317	$ 0.307
Net realized and unrealized gain (loss)	0.464	(0.371)	(0.385)	0.040	(0.007)
Total income (loss) from operations	$ 0.733	$(0.099)	$ (0.071)	$ 0.357	$ 0.300

Less Distributions
From net investment income	$(0.263)	$(0.311)	$ (0.319)	$ (0.307)	$ (0.300)
Total distributions	$(0.263)	$(0.311)	$ (0.319)	$ (0.307)	$ (0.300)
Net asset value — End of year	$ 9.950	$ 9.480	$ 9.890	$10.280	$10.230
Total Return(2)	7.90%	(1.10)%	(0.71)%	3.54%	2.96%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$ 898	$ 962	$ 1,256	$ 2,760	$ 5,925
Ratios (as a percentage of average daily net assets):
Expenses before custodian fee reduction	1.66%	1.73%	1.67%	1.64%	1.60%
Expenses after custodian fee reduction	1.66%	1.71%	1.65%	1.62%	1.59%
Net investment income	2.72%	2.82%	3.09%	3.08%	2.98%
Portfolio Turnover	34%	78%	36%	18%	23%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

S e e notes to financ ial statem e nts
26

Eaton Vance Limited Maturity Municipal Income Funds as o f Mar c h 3 1, 20 10
FINANCIAL STATEMENTS CON T ’ D
F i n a n c i a l H i g h l i g h t s

		AMT-Free Limited Fund — Class C
			Year Ended March 31,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 8.950	$ 9.340	$ 9.700	$ 9.660	$ 9.650

Income (Loss) From Operations
Net investment income(1)	$ 0.253	$ 0.256	$ 0.295	$ 0.299	$ 0.291
Net realized and unrealized gain (loss)	0.435	(0.352)	(0.354)	0.031	0.004
Total income (loss) from operations	$ 0.688	$ (0.096)	$(0.059)	$ 0.330	$ 0.295

Less Distributions
From net investment income	$ (0.248)	$ (0.294)	$(0.301)	$(0.290)	$ (0.285)
Total distributions	$ (0.248)	$ (0.294)	$(0.301)	$(0.290)	$ (0.285)
Net asset value — End of year	$ 9.390	$ 8.950	$ 9.340	$ 9.700	$ 9.660
Total Return(2)	7.74%	(1.02)%	(0.63)%	3.46%	3.07%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$14,598	$10,743	$ 8,522	$ 9,612	$13,466
Ratios (as a percentage of average daily net assets):
Expenses before custodian fee reduction	1.66%	1.74%	1.67%	1.64%	1.60%
Expenses after custodian fee reduction	1.66%	1.71%	1.65%	1.62%	1.59%
Net investment income	2.71%	2.82%	3.08%	3.09%	2.99%
Portfolio Turnover	34%	78%	36%	18%	23%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

S e e notes to financ ial statem e nts
27

Eaton Vance Limited Maturity Municipal Income Funds as o f Mar c h 3 1, 20 10
FINANCIAL STATEMENTS CON T ’ D
F i n a n c i a l H i g h l i g h t s

			National Limited Fund — Class A
			Year Ended March 31,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 9.200	$ 9.930	$ 10.420	$ 10.290	$ 10.210

Income (Loss) From Operations
Net investment income(1)	$ 0.398	$ 0.394	$ 0.392	$ 0.410	$ 0.411
Net realized and unrealized gain (loss)	0.804	(0.733)	(0.488)	0.134	0.078
Total income (loss) from operations	$ 1.202	$ (0.339)	$ (0.096)	$ 0.544	$ 0.489

Less Distributions
From net investment income	$ (0.392)	$ (0.391)	$ (0.394)	$ (0.414)	$ (0.409)
Total distributions	$ (0.392)	$ (0.391)	$ (0.394)	$ (0.414)	$ (0.409)
Net asset value — End of year	$ 10.010	$ 9.200	$ 9.930	$ 10.420	$ 10.290
Total Return(2)	13.22%	(3.50)%	(0.94)%	5.38%	4.88%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$410,009	$500,869	$541,176	$367,010	$180,401
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.71%	0.72%	0.71%	0.78%	0.79%
Interest and fee expense(3)	0.01%	0.02%	0.05%	0.10%	—
Total expenses before custodian fee reduction	0.72%	0.74%	0.76%	0.88%	0.79%
Expenses after custodian fee reduction excluding interest and fees	0.71%	0.71%	0.70%	0.76%	0.78%
Net investment income	4.05%	4.12%	3.84%	3.95%	3.99%
Portfolio Turnover	14%	33%	39%	38%	48%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts
28

Eaton Vance Limited Maturity Municipal Income Funds as o f Mar c h 3 1, 20 10
FINANCIAL STATEMENTS CON T ’ D
F i n a n c i a l H i g h l i g h t s

		National Limited Fund — Class B
			Year Ended March 31,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 9.200	$ 9.940	$10.420	$10.290	$10.220

Income (Loss) From Operations
Net investment income(1)	$ 0.324	$ 0.322	$ 0.318	$ 0.340	$ 0.335
Net realized and unrealized gain (loss)	0.815	(0.745)	(0.482)	0.127	0.068
Total income (loss) from operations	$ 1.139	$(0.423)	$ (0.164)	$ 0.467	$ 0.403

Less Distributions
From net investment income	$(0.319)	$(0.317)	$ (0.316)	$ (0.337)	$ (0.333)
Total distributions	$ (0.319)	$(0.317)	$ (0.316)	$ (0.337)	$ (0.333)
Net asset value — End of year	$10.020	$ 9.200	$ 9.940	$10.420	$10.290
Total Return(2)	12.50%	(4.34)%	(1.59)%	4.60%	3.99%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$ 6,157	$ 6,130	$ 6,512	$11,435	$20,610
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.46%	1.47%	1.46%	1.53%	1.54%
Interest and fee expense(3)	0.01%	0.02%	0.05%	0.10%	—
Total expenses before custodian fee reduction	1.47%	1.49%	1.51%	1.63%	1.54%
Expenses after custodian fee reduction excluding interest and fees	1.46%	1.46%	1.45%	1.51%	1.53%
Net investment income	3.29%	3.37%	3.11%	3.27%	3.25%
Portfolio Turnover	14%	33%	39%	38%	48%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts
29

Eaton Vance Limited Maturity Municipal Income Funds as o f Mar c h 3 1, 20 10
FINANCIAL STATEMENTS CON T ’ D
F i n a n c i a l H i g h l i g h t s

		National Limited Fund — Class C
			Year Ended March 31,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 8.630	$ 9.310	$ 9.770	$ 9.640	$ 9.580

Income (Loss) From Operations
Net investment income(1)	$ 0.303	$ 0.302	$ 0.297	$ 0.316	$ 0.313
Net realized and unrealized gain (loss)	0.756	(0.685)	(0.461)	0.129	0.059
Total income (loss) from operations	$ 1.059	$ (0.383)	$ (0.164)	$ 0.445	$ 0.372

Less Distributions
From net investment income	$ (0.299)	$ (0.297)	$ (0.296)	$ (0.315)	$ (0.312)
Total distributions	$ (0.299)	$ (0.297)	$ (0.296)	$ (0.315)	$ (0.312)
Net asset value — End of year	$ 9.390	$ 8.630	$ 9.310	$ 9.770	$ 9.640
Total Return(2)	12.39%	(4.20)%	(1.70)%	4.68%	3.93%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$143,883	$104,893	$100,866	$81,411	$77,379
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.46%	1.47%	1.46%	1.53%	1.54%
Interest and fee expense(3)	0.01%	0.02%	0.05%	0.10%	—
Total expenses before custodian fee reduction	1.47%	1.49%	1.51%	1.63%	1.54%
Expenses after custodian fee reduction excluding interest and fees	1.46%	1.46%	1.45%	1.51%	1.53%
Net investment income	3.28%	3.38%	3.10%	3.24%	3.25%
Portfolio Turnover	14%	33%	39%	38%	48%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts
30

Eaton Vance Limited Maturity Municipal Income Funds as o f Mar c h 3 1, 20 10

FINANCIAL STATEMENTS CON T ’ D

F i n a n c i a l H i g h l i g h t s

National Limited Fund — Class
Period Ended
March 31, 2010(1)
Net asset value — Beginning of period	$10.180

Income (Loss) From Operations
Net investment income(2)	$ 0.206
Net realized and unrealized loss	(0.190)
Total income from operations	$ 0.016

Less Distributions
From net investment income	$ (0.186)
Total distributions	$ (0.186)

Net asset value — End of period	$10.010
Total Return(3)	0.17%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$98,250
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.58%(5)
Interest and fee expense(6)	0.01%(5)
Total expenses before custodian fee reduction	0.59%(5)
Expenses after custodian fee reduction excluding interest and fees	0.58%(5)
Net investment income	4.11%(5)
Portfolio Turnover	14%(7)

(1)	For the period from the commencement of operations, October 1, 2009, to March 31, 2010.
(2)	Computed using average shares outstanding.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(4)	Not annualized.
(5)	Annualized.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(7)	For the Fund’s year ended March 31, 2010.

S e e notes to financ ial statem e nts
31

Eaton Vance Limited Maturity Municipal Income Funds as of March 31, 2010

NOTES TO FINANCIAL STATEMENTS

1 Significant Accounting Policies

Eaton Vance Investment Trust (the Trust) is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Trust presently consists of seven Funds, two of which, each diversified, are included in these financial statements. They include Eaton Vance AMT-Free Limited Maturity Municipal Income Fund (formerly, Eaton Vance AMT-Free Limited Maturity Municipals Fund) (AMT-Free Limited Fund) and Eaton Vance National Limited Maturity Municipal Income Fund (formerly, Eaton Vance National Limited Maturity Municipals Fund) (National Limited Fund), (each individually referred to as the Fund, and collectively, the Funds). The Funds seek to provide a high level of current income exempt from regular federal income tax and limited principal fluctuation. AMT-Free Limited Fund offers three classes of shares and National Limited Fund offers four classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class B and Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I shares are sold at net asset value and are not subject to a sales charge. Class B shares of each Fund held for the longer of (i) four years or (ii) the time at which the contingent deferred sales charge applicable to such shares expires will automatically convert to Class A shares as described in each Fund’s prospectus. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Net investment income, other than class-specific expenses, is allocated daily to each class of shares based upon the ratio of the value of each class’s paid shares to the total value of all paid shares. Each class of shares differs in its distribution plan and certain other class-specific expenses.

The following is a summary of significant accounting policies of the Funds. The policies are in conformity with accounting principles generally accepted in the United States of America.

A Investment Valuation — Debt obligations

(including short-term obligations with a remaining maturity of more than sixty days) are generally valued on the basis of valuations furnished by third party pricing services, as derived from such services’ pricing models. Inputs to the models may include, but are not limited to, reported trades, executable bid and asked prices, broker/dealer quotations, prices or yields of securities with similar characteristics, benchmark curves or information pertaining to the issuer, as well as industry and economic events. The pricing services may use a matrix approach, which considers information regarding securities with similar characteristics to determine the valuation for a security. Short-term obligations, maturing in sixty days or less, are generally valued at amortized cost, which approximates market value. Financial futures contracts are valued at the closing settlement price established by the board of trade or exchange on which they are traded. Interest rate swaps are normally valued using valuations provided by a third party pricing service. Such pricing service valuations are based on the present value of fixed and projected floating rate cash flows over the term of the swap contract. Future cash flows are discounted to their present value using swap curves provided by electronic data services or by broker/dealers. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of a Fund in a manner that most fairly reflects the security’s value, or the amount that the Fund might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable entities, quotations or relevant information obtained from broker-dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B Investment Transactions and Related Income — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

C Federal Taxes — Each Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its taxable, if any, and tax-exempt net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary. Each Fund intends to satisfy conditions which will enable it to designate distributions from the interest income generated by its investments in municipal obligations, which are exempt from regular federal income tax when received by each Fund, as exempt-interest dividends. For National Limited Fund, the portion of such interest, if any, earned on private activity bonds issued after August 7, 1986, may be considered a tax preference item to shareholders.

Eaton Vance Limited Maturity Municipal Income Funds as of March 31, 2010
NOTES TO FINANCIAL STATEMENTS CON T ’D

At March 31, 2010, the following Funds, for federal income tax purposes, had capital loss carryforwards which will reduce the respective Fund’s taxable income arising from future net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to shareholders, which would otherwise be necessary to relieve the Funds of any liability for federal income or excise tax. The amounts and expiration dates of the capital loss carryforwards are as follows:

Fund	Amount	Expiration Date
AMT-Free Limited	$ 175,227	March 31, 2011
	995,128	March 31, 2013
	25,590	March 31, 2015
	647,289	March 31, 2017
	233,087	March 31, 2018

National Limited	$ 1,108,190	March 31, 2011
	1,138,387	March 31, 2012
	1,431,742	March 31, 2013
	37,955	March 31, 2014
	789,428	March 31, 2015
	6,504,810	March 31, 2016
	10,431,480	March 31, 2017
	11,980,924	March 31, 2018

Included in the amounts above for National Limited Fund is a capital loss carryforward of $827,909 as a result of the reorganization (see Note 12). Utilization of this capital loss carryforward may be limited in accordance with certain income tax regulations.

Additionally, at March 31, 2010, the AMT-Free Limited Fund and National Limited Fund had net capital losses of $48,800 and $66,267, respectively, attributable to security transactions incurred after October 31, 2009. These net capital losses are treated as arising on the first day of the Funds’ taxable year ending March 31, 2011.

As of March 31, 2010, the Funds had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. Each of the Funds’ federal tax returns filed in the 3-year period ended March 31, 2010 remains subject to examination by the Internal Revenue Service.

D Expenses — The majority of expenses of the Trust

are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Funds. Pursuant to the respective custodian agreements, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance each Fund maintains with SSBT. All credit balances, if any, used to reduce each Fund’s custodian fees are reported as a reduction of expenses in the Statements of Operations.

F Legal Fees — Legal fees and other related expenses incurred as part of negotiations of the terms and requirement of capital infusions, or that are expected to result in the restructuring of, or a plan of reorganization for, an investment are recorded as realized losses. Ongoing expenditures to protect or enhance an investment are treated as operating expenses.

G Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Funds. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust, (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. However, the Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. Additionally, in the normal course of business, each Fund enters into agreements with service providers that may contain indemnification clauses. Each Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against each Fund that have not yet occurred.

I Floating Rate Notes Issued in Conjunction

with Securities Held — The Funds may invest in inverse floating rate securities, also referred to as residual interest bonds, whereby a Fund may sell a fixed rate bond to a broker for cash. At the same time, the Fund buys a residual interest in the assets and cash flows of a Special-Purpose Vehicle (the SPV), (which is generally organized as a trust), set up by the broker, often referred to as an inverse floating rate obligation (Inverse Floater). The broker deposits a fixed rate bond into the SPV with the same CUSIP number as the fixed rate bond sold to the

Eaton Vance Limited Maturity Municipal Income Funds as of March 31, 2010
NOTES TO FINANCIAL STATEMENTS CON T ’D

broker by the Fund, and which may have been, but is not required to be, the fixed rate bond purchased from the Fund (the Fixed Rate Bond). The SPV also issues floating rate notes (Floating Rate Notes) which are sold to third-parties. The Inverse Floater held by a Fund gives the Fund the right (1) to cause the holders of the Floating Rate Notes to tender their notes at par, and (2) to have the broker transfer the Fixed Rate Bond held by the SPV to the Fund, thereby terminating the SPV. Should the Fund exercise such right, it would pay the broker the par amount due on the Floating Rate Notes and exchange the Inverse Floater for the underlying Fixed Rate Bond. Pursuant to generally accepted accounting principles for transfers and servicing of financial assets and extinguishment of liabilities, the Funds account for the transaction described above as a secured borrowing by including the Fixed Rate Bond in their Portfolio of Investments and the Floating Rate Notes as a liability under the caption “Payable for floating rate notes issued” in their Statement of Assets and Liabilities. The Floating Rate Notes have interest rates that generally reset weekly and their holders have the option to tender their notes to the broker for redemption at par at each reset date. Interest expense related to the Funds’ liability with respect to Floating Rate Notes is recorded as incurred. The SPV may be terminated by the Fund, as noted above, or by the broker upon the occurrence of certain termination events as defined in the trust agreement, such as a downgrade in the credit quality of the underlying bond, bankruptcy of or payment failure by the issuer of the underlying bond, the inability to remarket Floating Rate Notes that have been tendered due to insufficient buyers in the market, or the failure by the SPV to obtain renewal of the liquidity agreement under which liquidity support is provided for the Floating Rate Notes up to one year.

At March 31, 2010, the amounts of the National Limited Fund’s Floating Rate Notes outstanding and related collateral were $4,980,000 and $8,007,964, respectively. The interest rate on the Floating Rate Notes outstanding at March 31, 2010 was 0.31%. For the year ended March 31, 2010, the National Limited Fund’s average Floating Rate Notes outstanding and the average interest rate including fees were $4,980,000 and 0.84%, respectively. For the year ended March 31, 2010, the AMT-Free Limited Fund had no transactions in inverse floaters.

The Funds may enter into shortfall and forbearance agreements with the broker by which a Fund agrees to reimburse the broker, in certain circumstances, for the difference between the liquidation value of the Fixed Rate Bond held by the SPV and the liquidation value of the Floating Rate Notes, as well as any shortfalls in interest cash flows. The Funds had no shortfalls as of March 31, 2010.

The Funds may also purchase Inverse Floaters from brokers in a secondary market transaction without first owning the underlying fixed rate bond. Such transactions are not required to be treated as secured borrowings. Shortfall agreements, if any, related to Inverse Floaters purchased in a secondary market transaction are disclosed in the Portfolio of Investments. The Funds’ investment policies and restrictions expressly permit investments in Inverse Floaters. Inverse floating rate securities typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and maturity. These securities tend to underperform the market for fixed rate bonds in a rising long-term interest rate environment, but tend to outperform the market for fixed rate bonds when long-term interest rates decline. The value and income of inverse floating rate securities are generally more volatile than that of a fixed rate bond. The Funds’ investment policies do not allow the Funds to borrow money except as permitted by the 1940 Act. Management believes that the Funds’ restrictions on borrowing money and issuing senior securities (other than as specifically permitted) do not apply to Floating Rate Notes issued by the SPV and included as a liability in the Funds’ Statement of Assets and Liabilities. As secured indebtedness issued by an SPV, Floating Rate Notes are distinct from the borrowings and senior securities to which the Funds’ restrictions apply. Inverse Floaters held by the Funds are securities exempt from registration under Rule 144A of the Securities Act of 1933.

J Financial Futures Contracts — The Funds may enter into financial futures contracts. The Funds’ investment in financial futures contracts is designed for hedging against changes in interest rates or as a substitute for the purchase of securities. Upon entering into a financial futures contract, a Fund is required to deposit with the broker, either in cash or securities, an amount equal to a certain percentage of the purchase price (initial margin). Subsequent payments, known as variation margin, are made or received by the Fund each business day, depending on the daily fluctuations in the value of the underlying security, and are recorded as unrealized gains or losses by the Fund. Gains (losses) are realized upon the expiration or closing of the financial futures contracts. Should market conditions change unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. Futures contracts have minimal counterparty risk as they are exchange traded and the clearinghouse for the exchange is substituted as the counterparty, guaranteeing counterparty performance.

K When-Issued Securities and Delayed Delivery Transactions — The Funds may purchase or sell securities on a delayed delivery or when-issued basis. Payment and delivery may take place after the customary settlement period for that security. At the time the transaction is negotiated, the price of the security that will be delivered is fixed. The Funds maintain security positions for these commitments such that sufficient liquid assets will be available to make payments upon settlement. Securities

Eaton Vance Limited Maturity Municipal Income Funds as of March 31, 2010
NOTES TO FINANCIAL STATEMENTS CON T ’D

purchased on a delayed delivery or when-issued basis are marked-to-market daily and begin earning interest on settlement date. Losses may arise due to changes in the market value of the underlying securities or if the counterparty does not perform under the contract.

2 Distributions to Shareholders

The net investment income of each Fund is determined daily and substantially all of the net investment income so determined is declared as a dividend to shareholders of record at the time of declaration. Distributions are declared separately for each class of shares. Distributions are paid monthly. Distributions of realized capital gains (reduced by available capital loss carryforwards, if any), are made at least annually. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of a Fund at the net asset value as of the reinvestment date or, at the election of the shareholder, receive distributions in cash. The Funds distinguish between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

The tax character of distributions declared for the years ended March 31, 2010 and March 31, 2009 was as follows:

Year Ended March 31, 2010
	AMT-Free	National
	Limited Fund	Limited Fund
Distributions declared from:
Tax-exempt income	$2,036,131	$26,225,992
Ordinary income	$ 1,248	$ 84,173

Year Ended March 31, 2009
	AMT-Free	National
	Limited Fund	Limited Fund
Distributions declared from:
Tax-exempt income	$1,605,571	$25,086,973
Ordinary income	$ 85,918	$ 27,079

During the year ended March 31, 2010, the following amounts were reclassified due to expired capital loss carryforwards and differences between book and tax accounting, primarily for accretion of market discount:

	AMT-Free	National
	Limited Fund	Limited Fund
Increase (decrease):
Paid-in capital	$ —	$(435,527)
Accumulated net realized gain (loss)	$ 18,478	$ 545,937
Accumulated undistributed (distributions in
excess of) net investment income	$(18,478)	$(110,410)

These reclassifications had no effect on the net assets or net asset value per share of the Funds.

As of March 31, 2010, the components of distributable earnings (accumulated losses) and unrealized appreciation (depreciation) on a tax basis were as follows:

	AMT-Free	National
	Limited Fund	Limited Fund
Undistributed tax-exempt income	$ 41,255	$ 1,186,626
Capital loss carryforward and post October losses	$(2,125,121)	$(33,489,183)
Net unrealized appreciation	$ 2,977,291	$ 19,071,216
Other temporary differences	$ (100,333)	$ (1,093,619)

The differences between components of distributable earnings (accumulated losses) on a tax basis and the amounts reflected in the Statements of Assets and Liabilities are primarily due to futures contracts, the timing of recognizing distributions to shareholders, accretion of market discount and inverse floaters.

3 Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of Eaton Vance Management (EVM), as compensation for management and investment advisory services rendered to each Fund. The fee is based upon a percentage of average daily net assets plus a percentage of gross income (i.e., income other than gains from the sale of securities) as presented in the following table and is payable monthly.

	Annual	Daily
Daily Net Assets	Asset Rate	Income Rate
Up to $500 million	0.300%	3.00%
$500 million up to $1 billion	0.275	2.75

On average daily net assets of $1 billion or more, the rates are further reduced.

For the year ended March 31, 2010, investment adviser fees incurred by the Funds and the effective annual rates, as a percentage of average daily net assets, were as follows:

	Investment	Effective
Fund	Adviser Fee	Annual Rate
AMT-Free Limited	$ 272,906	0.43%
National Limited	2,994,694	0.44

Eaton Vance Limited Maturity Municipal Income Funds as of March 31, 2010
NOTES TO FINANCIAL STATEMENTS CON T ’D

EVM serves as administrator of each Fund, but receives no compensation. EVM serves as the sub-transfer agent of each Fund and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Funds’ principal underwriter, received a portion of the sales charge on sales of Class A shares of the Funds. EVD also received distribution and service fees from Class A, Class B and Class C shares (see Note 4) and contingent deferred sales charges (see Note 5). Sub-transfer agent fees earned by EVM and Class A sales charges that the Funds were informed were received by EVD for the year ended March 31, 2010 were as follows:

EVM’s Sub-
	Transfer Agent	EVD’s Class A
Fund	Fees	Sales Charges
AMT-Free Limited	$ 1,039	$ 8,011
National Limited	12,431	37,341

Except for Trustees of the Funds who are not members of EVM’s or BMR’s organizations, officers and Trustees receive remuneration for their services to the Funds out of the investment adviser fee. Trustees of the Funds who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the year ended March 31, 2010, no significant amounts have been deferred. Certain officers and Trustees of the Funds are officers of the above organizations.

4 Distribution Plans

Each Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class A Plan provides that each Fund will pay EVD a distribution and service fee not exceeding 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to each Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. The Trustees approved distribution and service fee payments equal to 0.15% per annum of each Fund’s average daily net assets attributable to Class A shares. Distribution and service fees paid or accrued to EVD for the year ended March 31, 2010 for Class A shares amounted to the following:

Class A
Distribution and
Fund	Service Fees
AMT-Free Limited	$ 74,421
National Limited	773,775

Each Fund also has in effect distribution plans for Class B shares (Class B Plan) and Class C shares (Class C Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class B and Class C Plans require each Fund to pay EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class B and Class C shares for providing ongoing distribution services and facilities to the respective Funds. Each Fund will automatically discontinue payments to EVD during any period in which there are no outstanding Uncovered Distribution Charges, which are equivalent to the sum of (i) 3% and 6.25% of the aggregate amount received by each Fund for Class B and Class C shares sold, respectively, plus (ii) interest calculated by applying the rate of 1% over the prevailing prime rate to the outstanding balance of Uncovered Distribution Charges of EVD of each respective class, reduced by the aggregate amount of contingent deferred sales charges (see Note 5) and amounts theretofore paid or payable to EVD by each respective class. For the year ended March 31, 2010, the Funds paid or accrued to EVD the following distribution fees, representing 0.75% of the average daily net assets of each Fund’s Class B and Class C shares:

	Class B	Class C
	Distribution	Distribution
Fund	Fees	Fees
AMT-Free Limited	$ 6,957	$ 94,744
National Limited	48,936	935,475

At March 31, 2010, the amounts of Uncovered Distribution Charges of EVD calculated under the Class B and Class C Plans were approximately as follows:

Fund	Class B	Class C
AMT-Free Limited	$1,073,000	$10,497,000
National Limited	1,520,000	19,612,000

The Class B and Class C Plans also authorize the Funds to make payments of service fees to EVD, financial intermediaries and other persons in amounts not exceeding 0.25% per annum of the average daily net assets attributable to that class. The Trustees approved service fee payments equal to 0.15% per annum of each Fund’s average daily net assets attributable to Class B and Class C shares. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the Class B and Class C sales commissions and distribution fees and, as such, are not subject to automatic discontinuance when there are no outstanding Uncovered Distribution Charges of EVD. Service fees paid or accrued for the year ended March 31, 2010 amounted to the following:

	Class B	Class C
Fund	Service Fees	Service Fees
AMT-Free Limited	$1,391	$ 18,949
National Limited	9,788	187,095

Eaton Vance Limited Maturity Municipal Income Funds as of March 31, 2010
NOTES TO FINANCIAL STATEMENTS CON T ’D

5 Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of Class B shares made within four years of purchase and on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within eighteen months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC for Class B shares is imposed at declining rates that begin at 3% in the case of redemptions in the first year after purchase, declining half a percentage point in the second and third year and one percentage point in the fourth year. Class C shares are subject to a 1% CDSC if redeemed within one year of purchase. No CDSC is levied on shares which have been sold to EVM or its affiliates or to their respective employees or clients and may be waived under certain other limited conditions. CDSCs received on Class B and Class C redemptions are paid to EVD to reduce the amount of Uncovered Distribution Charges calculated under each Fund’s Class B and Class C Plans. CDSCs received on Class B and Class C redemptions when no Uncovered Distribution Charges exist are credited to each Fund. For the year ended March 31, 2010, the Funds were informed that EVD received approximately the following amounts of CDSCs paid by Class A, Class B and Class C shareholders:

Fund	Class A	Class B	Class C
AMT-Free Limited	$ 6,000	$ —	$ 10
National Limited	23,000	9,000	21,000

6 Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, for the year ended March 31, 2010 were as follows:

Fund	Purchases	Sales
AMT-Free Limited	$27,247,773	$ 20,481,658
National Limited	95,242,946	115,392,913

7 Shares of Beneficial Interest

Each Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Funds) and classes. Transactions in Fund shares were as follows:

AMT-Free Limited Fund
	Year Ended March 31,
Class A	2010	2009
Sales	2,832,449	2,992,848
Issued to shareholders electing to receive
payments of distributions in Fund shares	108,254	84,122
Redemptions	(2,511,246)	(907,639)
Exchange from Class B shares	50,396	61,223
Net increase	479,853	2,230,554

	Year Ended March 31,
Class B	2010	2009
Sales	57,555	81,336
Issued to shareholders electing to receive
payments of distributions in Fund shares	1,198	2,052
Redemptions	(19,599)	(47,714)
Exchange to Class A shares	(50,381)	(61,183)
Net decrease	(11,227)	(25,509)

	Year Ended March 31,
Class C	2010	2009
Sales	509,430	559,392
Issued to shareholders electing to receive
payments of distributions in Fund shares	22,072	15,366
Redemptions	(177,839)	(286,730)
Net increase	353,663	288,028

National Limited Fund
	Year Ended March 31,
Class A	2010	2009
Sales	16,870,444	29,829,409
Issued to shareholders electing to receive
payments of distributions in Fund shares	1,429,534	1,444,865
Redemptions	(33,829,037)	(31,669,859)
Issued in connection with tax-free reorganization
(see Note 12)	1,811,451	—
Exchange from Class B shares	206,925	370,690
Net decrease	(13,510,683)	(24,895)

Eaton Vance Limited Maturity Municipal Income Funds as of March 31, 2010
NOTES TO FINANCIAL STATEMENTS CON T ’D

National Limited Fund (continued)
	Year Ended March 31,
Class B	2010	2009
Sales	264,011	533,121
Issued to shareholders electing to receive
payments of distributions in Fund shares	11,629	9,991
Redemptions	(141,964)	(161,765)
Issued in connection with tax-free reorganization
(see Note 12)	21,518	—
Exchange to Class A shares	(206,739)	(370,340)
Net increase (decrease)	(51,545)	11,007

	Year Ended March 31,
Class C	2010	2009
Sales	5,683,415	5,916,492
Issued to shareholders electing to receive
payments of distributions in Fund shares	223,354	168,622
Redemptions	(2,836,475)	(4,756,943)
Issued in connection with tax-free reorganization
(see Note 12)	91,100	—
Net increase	3,161,394	1,328,171

	Period Ended
Class I	March 31, 2010(1)
Sales	10,662,477
Issued to shareholders electing to receive
payments of distributions in Fund shares	5,468
Redemptions	(854,846)
Net increase	9,813,099

(1)

Class I commenced operations on October 1, 2009.

8 Federal Income Tax Basis of Investments The cost and unrealized appreciation (depreciation) of investments of each Fund at March 31, 2010, as determined on a federal income tax basis, were as follows:

AMT-Free Limited Fund
Aggregate cost	$ 67,844,451
Gross unrealized appreciation	$ 3,795,469
Gross unrealized depreciation	(818,178)
Net unrealized appreciation	$ 2,977,291

National Limited Fund
Aggregate cost	$634,747,588
Gross unrealized appreciation	$ 29,777,088
Gross unrealized depreciation	(10,705,872)
Net unrealized appreciation	$ 19,071,216

9 Line of Credit

The Funds participate with other portfolios and funds managed by EVM and its affiliates in a $450 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Funds solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each Fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.10% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. Because the line of credit is not available exclusively to the Funds, a Fund may be unable to borrow some or all of its requested amounts at any particular time. At March 31, 2010, the National Limited Fund had a balance outstanding pursuant to this line of credit of $2,000,000 at an interest rate of 1.41%. Based on the short-term nature of the borrowings under the line of credit and variable interest rate, the carrying value of the borrowings approximated its fair value at March 31, 2010. The Funds’ average borrowing or allocated fees during the year ended March 31, 2010 were not significant.

10 Financial Instruments

The Funds may trade in financial instruments with off-balance sheet risk in the normal course of their investing activities. These financial instruments may include financial futures contracts and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment a Fund has in particular classes of financial instruments and do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

A summary of obligations under these financial instruments at March 31, 2010 is as follows:

Eaton Vance Limited Maturity Municipal Income Funds as of March 31, 2010
NOTES TO FINANCIAL STATEMENTS CON T ’D

Futures Contracts
						Net
						Unrealized
	Expiration			Aggregate		Appreciation
Fund	Date	Contracts	Position	Cost	Value	(Depreciation)
AMT-Free Limited	6/10	70
		U.S. 10-Year Treasury
		Note	Short	$ (8,104,443) $ (8,137,501)		$ (33,058)
National Limited	6/10	417
		U.S. 10-Year Treasury
		Note	Short	$(48,279,321) $(48,476,250)		$(196,929)
		346
		U.S. 30-Year Treasury
		Bond	Short	$(40,239,414) $(40,179,250)		$ 60,164

At March 31, 2010, the Funds had sufficient cash and/or securities to cover commitments under these contracts.

Each Fund is subject to interest rate risk in the normal course of pursuing its investment objectives. Because the Funds hold fixed-rate bonds, the value of these bonds may decrease if interest rates rise. The Funds may purchase and sell U.S. Treasury futures contracts to hedge against changes in interest rates.

The fair values of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) and whose primary underlying risk exposure is interest rate risk at March 31, 2010 were as follows:

	Fair Value
	Asset Derivative(1)	Liability Derivative(2)
AMT-Free Limited Fund
Futures Contracts	$ —	$ (33,058)
Total	$ —	$ (33,058)
National Limited Fund
Futures Contracts	$60,164	$(196,929)
Total	$60,164	$(196,929)

(1)	Amount represents cumulative unrealized appreciation on futures contracts in the Futures Contracts table above.
Only the current day’s variation margin on open futures contracts is reported within the Statement of Assets and Liabilities as Receivable or Payable for variation margin, as applicable.
(2)

Amount represents cumulative unrealized depreciation on futures contracts in the Futures Contracts table above. Only the current day’s variation margin on open futures contracts is reported within the Statement of Assets and Liabilities as Receivable or Payable for variation margin, as applicable.

The effect of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) on the Statement of Operations and whose primary underlying risk exposure is interest rate risk for the year ended March 31, 2010 was as follows:

Change in
Unrealized

	Realized Gain	Appreciation
	(Loss) on	(Depreciation) on
	Derivatives	Derivatives
	Recognized in	Recognized in
Fund	Income(1)	Income(2)

AMT-Free Limited	$ 176,139	$ 50,207

National Limited	3,216,816	1,710,888

(1)	Statement of Operations location: Net realized gain (loss) – Financial futures contracts.
(2)	Statement of Operations location: Change in unrealized appreciation (depreciation) – Financial futures contracts.

The average notional amounts of futures contracts outstanding during the year ended March 31, 2010, which are indicative of the volume of this derivative type, were approximately as follows:

Futures Contacts
Average
Fund	Notional Amount

AMT-Free Limited	$ 5,500,000

National Limited	84,523,077

11 Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

  Level 1 – quoted prices in active markets for identical investments

  Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

  Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At March 31, 2010, the inputs used in valuing the Funds’ investments, which are carried at value, were as follows:

Eaton Vance Limited Maturity Municipal Income Funds as of March 31, 2010
NOTES TO FINANCIAL STATEMENTS CON T ’D

AMT-Free Limited Fund
Quoted
Prices in
	Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
Asset Description	(Level 1)	(Level 2)	(Level 3)	Total
Tax-Exempt Investments	$ —	$ 68,708,244	$ —	$ 68,708,244
Short-Term Investments	—	2,113,498	—	2,113,498

Total Investments	$ —	$ 70,821,742	$ —	$ 70,821,742

Liability Description

Futures Contracts	$ (33,058) $	—	$ —	$ (33,058)

Total	$ (33,058) $	—	$ —	$ (33,058)

National Limited Fund
Quoted
Prices in
	Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
Asset Description	(Level 1)	(Level 2)	(Level 3)	Total
Tax-Exempt Investments	$ —	$658,798,804	$ —	$658,798,804

Total Investments	$ —	$658,798,804	$ —	$658,798,804

Futures Contracts	$ 60,164	$ —	$ —	$ 60,164

Total	$ 60,164	$658,798,804	$ —	$658,858,968

Liability Description

Futures Contracts	$(196,929) $	—	$ —	$ (196,929)

Total	$(196,929) $	—	$ —	$ (196,929)

The Funds held no investments or other financial instruments as of March 31, 2009 whose fair value was determined using Level 3 inputs.

12 Reorganization

As of the close of business on September 25, 2009, the National Limited Fund acquired the net assets of Eaton Vance Ohio Limited Maturity Municipals Fund (Ohio Limited Fund) pursuant to a plan of reorganization approved by the shareholders of Ohio Limited Fund. The acquisition was accomplished by a tax-free exchange of 1,811,451 shares of Class A of the National Limited Fund (valued at $18,406,510) for the 2,701,684 shares of Class A of Ohio Limited Fund, 21,518 shares of Class B of the National Limited Fund (valued at $218,753) for the 38,026 shares of Class B of Ohio Limited Fund, and 91,100 shares of Class C of the National Limited Fund (valued at $868,318) for the 101,823 shares of

Class C of Ohio Limited Fund, each outstanding on September 25, 2009. The investment portfolio of Ohio Limited Fund, with a fair value of $19,968,464 and identified cost of $18,777,122 was the principal asset acquired by the National Limited Fund. For financial reporting purposes, assets received and shares issued by the National Limited Fund were recorded at fair value; however, the identified cost of the investments received from the Ohio Limited Fund was carried forward to align ongoing reporting of the National Limited Fund’s realized and unrealized gains and losses with amounts distributable to shareholders for tax purposes. The aggregate net assets of the National Limited Fund immediately before the acquisition were $700,453,624. The net assets of Ohio Limited Fund at that date of $19,493,581, including $1,263,216 of accumulated net realized losses and $1,191,342 of unrealized appreciation, were combined with those of the National Limited Fund, resulting in combined net assets of $719,947,205.

Assuming the acquisition had been completed on April 1, 2009, the beginning of the National Limited Fund’s annual reporting period, the National Limited Fund’s pro forma results of operations for the year ended March 31, 2010 are as follows:

Net investment income	$26,985,587
Net realized gains	$ 2,536,752
Net increase in net assets resulting from operations	$83,359,359

Because the combined investment portfolios have been managed as a single integrated portfolio since the acquisition was completed, it is not practicable to separate the amounts of revenue and earnings of Ohio Limited Fund that have been included in the National Limited Fund’s Statement of Operations since September 25, 2009.

13 Name Change

Effective December 1, 2009, the names of the Eaton Vance AMT-Free Limited Maturity Municipal Income Fund and Eaton Vance National Limited Maturity Municipal Income Fund were changed from Eaton Vance AMT-Free Limited Maturity Municipals Fund and Eaton Vance National Limited Maturity Municipals Fund, respectively.

Eaton Vance Limited Maturity Municipal Income Funds as of March 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees of Eaton Vance Investment Trust and the Shareholders of Eaton Vance AMT-Free Limited Maturity Municipal Income Fund and Eaton Vance National Limited Maturity Municipal Income Fund:

We have audited the accompanying statements of assets and liabilities of Eaton Vance AMT-Free Limited Maturity Municipal Income Fund (formerly Eaton Vance AMT-Free Limited Maturity Municipals Fund) and Eaton Vance National Limited Maturity Municipal Income Fund (formerly Eaton Vance National Limited Maturity Municipals Fund) (collectively, the “Funds”) (certain of the funds constituting Eaton Vance Investment Trust), including the portfolios of investments, as of March 31, 2010, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of March 31, 2010, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of Eaton Vance AMT-Free Limited Maturity Municipal Income Fund and Eaton Vance National Limited Maturity Municipal Income Fund as of March 31, 2010, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP Boston, Massachusetts May 14, 2010

Eaton Vance Limited Maturity Municipal Income Funds as of March 31, 2010
FEDERAL TAX IN FORMATION (Unaudited)

The Form 1099-DIV you receive in January 2011 will show the tax status of all distributions paid to your account in calendar year 2010. Shareholders are advised to consult their own tax adviser with respect to the tax consequences of their investment in a Fund. As required by the Internal Revenue Code and/or regulations, shareholders must be notified within 60 days of a Fund’s fiscal year end regarding exempt-interest dividends.

Exempt-Interest Dividends. The Funds designate the following percentages of dividends from net investment income as exempt-interest dividends:

AMT-Free Limited Maturity Municipal Income Fund	99.94%
National Limited Maturity Municipal Income Fund	99.68%

Eaton Vance Limited Maturity Municipal Income Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT

A MT-Fr ee Lim ite d M aturity M unic ipal Inc o me Fund (form e rly, Eaton Vanc e A MT-Fr ee L im ite d M aturity M unic ipals F und)

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuance is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 27, 2009, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board (formerly the Special Committee), which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished for a series of meetings of the Contract Review Committee held in February, March and April 2009. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

  An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;

  An independent report comparing each fund’s total expense ratio and its components to comparable funds;

  An independent report comparing the investment performance of each fund to the investment performance of comparable funds over various time periods;

  Data regarding investment performance in comparison to relevant peer groups of funds and appropriate indices;

  Comparative information concerning fees charged by each adviser for managing other mutual funds and institutional accounts using investment strategies and techniques similar to those used in managing the fund;

  Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management

  Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;

  Information concerning the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through “soft dollar” benefits received in connection with the funds’ brokerage, and the implementation of a soft dollar reimbursement program established with respect to the funds;

  Data relating to portfolio turnover rates of each fund;

  The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

Information about each Adviser

  Reports detailing the financial results and condition of each adviser;

  Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;

  Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;

  Copies of or descriptions of each adviser’s proxy voting policies and procedures;

  Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;

  Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;

Other Relevant Information

  Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;

Eaton Vance Limited Maturity Municipal Income Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT CONT’D

  Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and

  The terms of each advisory agreement.

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve-month period ended April 30, 2009, the Board met eighteen times and the Contract Review Committee, the Audit Committee, the Governance Committee, the Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee, each of which is a Committee comprised solely of Independent Trustees, met seven, five, six, six and six times, respectively. At such meetings, the Trustees received, among other things, presentations by the portfolio managers and other investment professionals of each adviser relating to the investment performance of each fund and the investment strategies used in pursuing the fund’s investment objective.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuance of the investment advisory agreement of Eaton Vance AMT-Free Limited Maturity Municipals Fund (the “Fund”) with Boston Management and Research (the “Adviser”), including its fee structure, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of the agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to the agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for the Fund.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreement of the Fund, the Board evaluated the nature, extent and quality of services provided to the Fund by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by the Fund, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Fund, and recent changes in the identity of such personnel. In particular, the Board evaluated, where relevant, the abilities and experience of such investment personnel in analyzing factors such as credit risk, tax efficiency, and special considerations relevant to investing in municipal bonds. Specifically, the Board considered the Adviser’s large municipal bond team, which includes portfolio managers and credit specialists who provide services to the Fund. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation paid to recruit and retain investment personnel, and the time and attention devoted to the Fund by senior management.

The Board also reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests from regulatory authorities such as the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

Eaton Vance Limited Maturity Municipal Income Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT CONT’D

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

The Board considered the Adviser’s recommendations for Board action and other steps taken in response to the unprecedented dislocations experienced in the capital markets over recent periods, including sustained periods of high volatility, credit disruption and government intervention. In particular, the Board considered the Adviser’s efforts and expertise with respect to each of the following matters as they relate to the Fund and/or other funds within the Eaton Vance family of funds: (i) negotiating and maintaining the availability of bank loan facilities and other sources of credit used for investment purposes or to satisfy liquidity needs; (ii) establishing the fair value of securities and other instruments held in investment portfolios during periods of market volatility and issuer-specific disruptions; and (iii) the ongoing monitoring of investment management processes and risk controls.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the investment advisory agreement.

Fund Performance

The Board compared the Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices. The Board reviewed comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2008 for the Fund. The Board considered the impact of extraordinary market conditions during 2008 on the Fund’s performance relative to its peer universe in light of, among other things, the Adviser’s strategy of generating current income through investments in higher quality (including insured) municipal bonds with longer maturities. On the basis of the foregoing and other relevant information, the Board concluded that the performance of the Fund was satisfactory.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates, including any administrative fee rates, payable by the Fund (referred to as “management fees”). As part of its review, the Board considered the Fund’s management fees and total expense ratio for the year ended September 30, 2008, as compared to a group of similarly managed funds selected by an independent data provider.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded with respect to the Fund that the management fees charged for advisory and related services and the Fund’s total expense ratio are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates thereof in providing investment advisory and administrative services to the Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates in connection with their relationship with the Fund.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability of the Fund, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and the Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of the Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of the Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the benefits from economies of scale are currently being shared equitably by the Adviser and its affiliates and the Fund. The Board also concluded that, assuming reasonably foreseeable increases in the assets of the Fund, the structure of each advisory fee, which includes breakpoints at several asset levels, can be expected to cause the Adviser and its affiliates and the Fund to continue to share such benefits equitably.

Eaton Vance Limited Maturity Municipal Income Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT

National Lim ite d M at urity M unic ipal Inc o me Fund (formerly, Eaton Vance National L im ite d M aturity M unic ipals F und)

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuance is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 27, 2009, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board (formerly the Special Committee), which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished for a series of meetings of the Contract Review Committee held in February, March and April 2009. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

  An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;

  An independent report comparing each fund’s total expense ratio and its components to comparable funds;

  An independent report comparing the investment performance of each fund to the investment performance of comparable funds over various time periods;

  Data regarding investment performance in comparison to relevant peer groups of funds and appropriate indices;

  Comparative information concerning fees charged by each adviser for managing other mutual funds and institutional accounts using investment strategies and techniques similar to those used in managing the fund;

  Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management

  Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;

  Information concerning the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through “soft dollar” benefits received in connection with the funds’ brokerage, and the implementation of a soft dollar reimbursement program established with respect to the funds;

  Data relating to portfolio turnover rates of each fund;

  The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

Information about each Adviser

  Reports detailing the financial results and condition of each adviser;

  Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;

  Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;

  Copies of or descriptions of each adviser’s proxy voting policies and procedures;

  Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;

  Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;

Other Relevant Information

  Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;

Eaton Vance Limited Maturity Municipal Income Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT CONT’D

  Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and

  The terms of each advisory agreement.

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve-month period ended April 30, 2009, the Board met eighteen times and the Contract Review Committee, the Audit Committee, the Governance Committee, the Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee, each of which is a Committee comprised solely of Independent Trustees, met seven, five, six, six and six times, respectively. At such meetings, the Trustees received, among other things, presentations by the portfolio managers and other investment professionals of each adviser relating to the investment performance of each fund and the investment strategies used in pursuing the fund’s investment objective.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuance of the investment advisory agreement of Eaton Vance National Limited Maturity Municipals Fund (the “Fund”) with Boston Management and Research (the “Adviser”), including its fee structure, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of the agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to the agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for the Fund.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreement of the Fund, the Board evaluated the nature, extent and quality of services provided to the Fund by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by the Fund, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Fund, and recent changes in the identity of such personnel. In particular, the Board evaluated, where relevant, the abilities and experience of such investment personnel in analyzing factors such as credit risk, tax efficiency, and special considerations relevant to investing in municipal bonds. Specifically, the Board considered the Adviser’s large municipal bond team, which includes portfolio managers and credit specialists who provide services to the Fund. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation paid to recruit and retain investment personnel, and the time and attention devoted to the Fund by senior management.

The Board also reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests from regulatory authorities such as the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

Eaton Vance Limited Maturity Municipal Income Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT CONT’D

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

The Board considered the Adviser’s recommendations for Board action and other steps taken in response to the unprecedented dislocations experienced in the capital markets over recent periods, including sustained periods of high volatility, credit disruption and government intervention. In particular, the Board considered the Adviser’s efforts and expertise with respect to each of the following matters as they relate to the Fund and/or other funds within the Eaton Vance family of funds: (i) negotiating and maintaining the availability of bank loan facilities and other sources of credit used for investment purposes or to satisfy liquidity needs; (ii) establishing the fair value of securities and other instruments held in investment portfolios during periods of market volatility and issuer-specific disruptions; and (iii) the ongoing monitoring of investment management processes and risk controls.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the investment advisory agreement.

Fund Performance

The Board compared the Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices. The Board reviewed comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2008 for the Fund. The Board considered the impact of extraordinary market conditions during 2008 on the Fund’s performance relative to its peer universe in light of, among other things, the Adviser’s strategy of generating current income through investments in higher quality (including insured) municipal bonds with longer maturities. On the basis of the foregoing and other relevant information, the Board concluded that the performance of the Fund was satisfactory.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates, including any administrative fee rates, payable by the Fund (referred to as “management fees”). As part of its review, the Board considered the Fund’s management fees and total expense ratio for the year ended September 30, 2008, as compared to a group of similarly managed funds selected by an independent data provider.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded with respect to the Fund that the management fees charged for advisory and related services and the Fund’s total expense ratio are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates thereof in providing investment advisory and administrative services to the Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates in connection with their relationship with the Fund.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability of the Fund, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and the Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of the Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of the Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the benefits from economies of scale are currently being shared equitably by the Adviser and its affiliates and the Fund. The Board also concluded that, assuming reasonably foreseeable increases in the assets of the Fund, the structure of each advisory fee, which includes breakpoints at several asset levels, can be expected to cause the Adviser and its affiliates and the Fund to continue to share such benefits equitably.

Eaton Vance Limited Maturity Municipal Income Funds

MANAGEMENT AND ORGANIZATION

Fund Management. The Trustees of Eaton Vance Investment Trust (the Trust) are responsible for the overall management and supervision of the Trust’s affairs. The Trustees and officers of the Trust are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Trustees and officers of the Trust hold indefinite terms of office. The “noninterested Trustees” consist of those Trustees who are not “interested persons” of the Trust, as that term is defined under the 1940 Act. The business address of each Trustee and officer is Two International Place, Boston, Massachusetts 02110. As used below, “EVC” refers to Eaton Vance Corp., “EV” refers to Eaton Vance, Inc., “EVM” refers to Eaton Vance Management, “BMR” refers to Boston Management and Research and “EVD” refers to Eaton Vance Distributors, Inc. EVC and EV are the corporate parent and trustee, respectively, of EVM and BMR. EVD is the Fund’s principal underwriter and a wholly-owned subsidiary of EVC. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with EVM listed below.

		Term of		Number of Portfolios
	Position(s)	Office and	Principal Occupation(s)	in Fund Complex
Name and	with the	Length of	During Past Five Years and	Overseen By	Other Directorships Held
Date of Birth	Trust	Service	Other Relevant Experience	Trustee(1)	During Last Five Years

Interested Trustee

Thomas E. Faust Jr.	Trustee	Since 2007	Chairman, Chief Executive Officer and President of EVC, Director	181	Director of EVC. Formerly, Trustee of Eaton
5/31/58			and President of EV, Chief Executive Officer and President of		Vance Credit Opportunities Fund (2007-2010),
			EVM and BMR, and Director of EVD. Trustee and/or officer of		Eaton Vance Insured Florida Plus Municipal
			181 registered investment companies and 3 private companies		Bond Fund (2007-2008) and Eaton Vance
			managed by EVM or BMR. Mr. Faust is an interested person		National Municipal Income Trust (2007-2009).
because of his positions with EVM, BMR, EVD, EVC and EV,
which are affiliates of the Trust.

Noninterested Trustees

Benjamin C. Esty	Trustee	Since 2005	Roy and Elizabeth Simmons Professor of Business Administration	181	Formerly, Trustee of Eaton Vance Credit
1/2/63			and Finance Unit Head, Harvard University Graduate School of		Opportunities Fund (2005-2010), Eaton Vance
			Business Administration.		Insured Florida Plus Municipal Bond Fund
(2005-2008) and Eaton Vance National
Municipal Income Trust (2006-2009).

Allen R. Freedman	Trustee	Since 2007	Private investor and consultant. Former Chairman (2002-2004)	181	Director of Assurant, Inc. (insurance provider)
4/3/40			and a Director (1983-2004) of Systems & Computer		and Stonemor Partners, L.P. (owner and
			Technology Corp. (provider of software to higher education).		operator of cemeteries). Formerly, Trustee of
			Formerly, a Director of Loring Ward International (fund		Eaton Vance Credit Opportunities Fund (2007-
			distributor) (2005-2007). Formerly, Chairman and a Director of		2010), Eaton Vance Insured Florida Plus
			Indus International, Inc. (provider of enterprise management		Municipal Bond Fund (2007-2008) and Eaton
			software to the power generating industry) (2005-2007).		Vance National Municipal Income Trust (2007-
2009).

William H. Park	Trustee	Since 2003	Vice Chairman, Commercial Industrial Finance Corp. (specialty	181	Formerly, Trustee of Eaton Vance Credit
9/19/47			finance company) (since 2006). Formerly, President and Chief		Opportunities Fund (2005-2010), Eaton Vance
			Executive Officer, Prizm Capital Management, LLC (investment		Insured Florida Plus Municipal Bond Fund
			management firm) (2002-2005). Formerly, Executive Vice		(2003-2008) and Eaton Vance National
			President and Chief Financial Officer, United Asset Management		Municipal Income Trust (2003-2009).
Corporation (an institutional investment management firm)
(1982-2001). Formerly, Senior Manager, Price Waterhouse
(now PricewaterhouseCoopers) (an independent registered public accounting firm) (1972-1981).

Ronald A. Pearlman	Trustee	Since 2003	Professor of Law, Georgetown University Law Center. Formerly,	181	Formerly, Trustee of Eaton Vance Credit
7/10/40			Deputy Assistant Secretary (Tax Policy) and Assistant Secretary		Opportunities Fund (2005-2010), Eaton Vance
			(Tax Policy), U.S. Department of the Treasury (1983-1985).		Insured Florida Plus Municipal Bond Fund
			Formerly, Chief of Staff, Joint Committee on Taxation, U.S.		(2003-2008) and Eaton Vance National
			Congress (1988-1990).		Municipal Income Trust (2003-2009).

Eaton Vance Limited Maturity Municipal Income Funds

MANAGEMENT AND ORGANIZATION CON T’D

		Term of		Number of Portfolios
	Position(s)	Office and	Principal Occupation(s)	in Fund Complex
Name and	with the	Length of	During Past Five Years and	Overseen By	Other Directorships Held
Date of Birth	Trust	Service	Other Relevant Experience	Trustee(1)	During Last Five Years

Noninterested Trustees (continued)

Helen Frame Peters	Trustee	Since 2008	Professor of Finance, Carroll School of Management, Boston	181	Director of BJ’s Wholesale Club, Inc.
3/22/48			College. Formerly, Dean, Carroll School of Management, Boston		(wholesale club retailer). Formerly, Trustee of
			College (2000-2002). Formerly, Chief Investment Officer, Fixed		SPDR Index Shares Funds and SPDR Series
			Income, Scudder Kemper Investments (investment management		Trust (exchange traded funds) (2000-2009).
			firm) (1998-1999). Formerly, Chief Investment Officer, Equity		Formerly, Director of Federal Home Loan Bank
			and Fixed Income, Colonial Management Associates (investment		of Boston (a bank for banks) (2007-2009).
			management firm) (1991-1998).		Formerly, Trustee of Eaton Vance Credit
Opportunities Fund (2008-2010).

Heidi L. Steiger	Trustee	Since 2007	Managing Partner, Topridge Associates LLC (global wealth	181	Director of Nuclear Electric Insurance Ltd.
7/8/53			management firm) (since 2008); Senior Adviser (since 2008),		(nuclear insurance provider), Aviva USA
			President (2005-2008), Lowenhaupt Global Advisors, LLC		(insurance provider) and CIFG (family of
			(global wealth management firm). Formerly, President and		financial guaranty companies) and Advisory
			Contributing Editor, Worth Magazine (2004-2005). Formerly,		Director, Berkshire Capital Securities LLC
			Executive Vice President and Global Head of Private Asset		(private investment banking firm). Formerly,
			Management (and various other positions), Neuberger Berman		Trustee of Eaton Vance Credit Opportunities
			(investment firm) (1986-2004).		Fund (2007-2010), Eaton Vance Insured
Florida Plus Municipal Bond Fund (2007-
2008) and Eaton Vance National Municipal
Income Trust (2007-2009).

Lynn A. Stout	Trustee	Since 1998	Paul Hastings Professor of Corporate and Securities Law (since	181	Formerly, Trustee of Eaton Vance Credit
9/14/57			2006) and Professor of Law (2001-2006), University of		Opportunities Fund (2005-2010), Eaton Vance
			California at Los Angeles School of Law. Nationally-recognized		Insured Florida Plus Municipal Bond Fund
			expert on corporate law, corporate governance, and securities		(2002-2008) and Eaton Vance National
			regulation and author of numerous academic and professional		Municipal Income Trust (1998-2009).
papers on these topics.

Ralph F. Verni	Chairman of	Chairman of the Board	Consultant and private investor. Formerly, Chief Investment	181	Formerly, Trustee of Eaton Vance Credit
1/26/43	the Board	since 2007 and Trustee	Officer (1982-1992), Chief Financial Officer (1988-1990) and		Opportunities Fund (2005-2010), Eaton Vance
	and Trustee	since 2005	Director (1982-1992), New England Life. Formerly, Chairperson,		Insured Florida Plus Municipal Bond Fund
			New England Mutual Funds (1982-1992). Formerly, President		(2005-2008) and Eaton Vance National
			and Chief Executive Officer, State Street Management &		Municipal Income Trust (2006-2009).
Research (1992-2000). Formerly, Chairperson, State Street
Research Mutual Funds (1992-2000). Formerly, Director, W.P.
Carey, LLC (1998-2004) and First Pioneer Farm Credit Corp.
(2002-2006).

Principal Officers who are not Trustees

Term of
	Position(s)	Office and
Name and	with the	Length of	Principal Occupation(s)
Date of Birth	Trust	Service	During Past Five Years

Cynthia J. Clemson	President	Since 2005	Vice President of EVM and BMR. Officer of 94 registered investment companies
3/2/63			managed by EVM or BMR.

William H. Ahern, Jr.	Vice President	Since 2004	Vice President of EVM and BMR. Officer of 78 registered investment companies
7/28/59			managed by EVM or BMR.

Craig R. Brandon	Vice President	Since 2004	Vice President of EVM and BMR. Officer of 49 registered investment companies
12/21/66			managed by EVM or BMR.

Thomas M. Metzold	Vice President	Since 2004	Vice President of EVM and BMR. Officer of 56 registered investment companies
8/3/58			managed by EVM or BMR.

Eaton Vance Limited Maturity Municipal Income Funds

MANAGEMENT AND ORGANIZATION CON T’D

Term of
	Position(s)	Office and
Name and	with the	Length of	Principal Occupation(s)
Date of Birth	Trust	Service	During Past Five Years

Principal Officers who are not Trustees (continued)

Adam A. Weigold	Vice President	Since 2007	Vice President of EVM and BMR. Officer of 71 registered investment companies
3/22/75			managed by EVM or BMR.

Barbara E. Campbell	Treasurer	Since 2005	Vice President of EVM and BMR. Officer of 181 registered investment companies
6/19/57			managed by EVM or BMR.

Maureen A. Gemma	Secretary and Chief Legal	Secretary since 2007 and	Vice President of EVM and BMR. Officer of 181 registered investment companies
5/24/60	Officer	Chief Legal Officer since	managed by EVM or BMR.
2008

Paul M. O’Neil	Chief Compliance Officer	Since 2004	Vice President of EVM and BMR. Officer of 181 registered investment companies
7/11/53			managed by EVM or BMR.

(1) Includes both master and feeder funds in a master-feeder structure.

The SAI for the Funds includes additional information about the Trustees and officers of the Funds and can be obtained without charge on Eaton Vance’s website at www.eatonvance.com or by calling 1-800-262-1122.

This Page Intentionally Left Blank

Investment Adviser
Boston Management and Research

Two International Place
Boston, MA 02110

Fund Administrator
Eaton Vance Management

Two International Place
Boston, MA 02110

Principal Underwriter*
Eaton Vance Distributors, Inc.

Two International Place
Boston, MA 02110
(617) 482-8260

Custodian
State Street Bank and Trust Company

200 Clarendon Street
Boston, MA 02116

Transfer Agent
PNC Global Investment Servicing

Attn: Eaton Vance Funds
P.O. Box 9653
Providence, RI 02940-9653
(800) 262-1122

Independent Registered Public Accounting Firm Deloitte & Touche LLP

200 Berkeley Street
Boston, MA 02116-5022

Eaton Vance Limited Maturity Municipal Income Funds Two International Place Boston, MA 02110

* FINRA BrokerCheck. Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at www.FINRA.org. The FINRA BrokerCheck brochure describing the program is available to investors at www.FINRA.org.

     This report must be preceded or accompanied by a current prospectus. Before investing, investors should consider carefully a Fund’s investment objective(s), risks, and charges and expenses. The Funds’ current prospectus contains this and other information about the Funds and is available through your financial advisor. Please read the prospectus carefully before you invest or send money. For further information please call 1-800-262-1122.

439-5/10	LNAMTSRC